EXHIBIT 1.01

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                            SHARE PURCHASE AGREEMENT

                                     between

                   CROSS COUNTRY HEALTHCARE UK HOLDCO LIMITED

                                       and

                             WINSTON PAUL JOHN EVANS

                                       and

                                SUSAN MORAG EVANS

                                       and

                          CROSS COUNTRY HEALTHCARE INC

                            Debevoise & Plimpton LLP
                                     London

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                                    CONTENTS

CLAUSE                                                                    PAGE

1.       INTERPRETATION......................................................3
2.       SALE AND PURCHASE...................................................7
3.       COMPLETION..........................................................8
4.       WARRANTIES.........................................................11
5.       PROTECTION OF GOODWILL.............................................12
6.       CONFIDENTIAL INFORMATION...........................................13
7.       TAX COVENANT.......................................................14
8.       GUARANTEE..........................................................14
9.       INDEMNITY..........................................................14
10.      ANNOUNCEMENTS......................................................15
11.      ASSIGNMENT.........................................................15
12.      COSTS..............................................................16
13.      EFFECT OF COMPLETION...............................................16
14.      FURTHER ASSURANCES.................................................16
15.      ENTIRE AGREEMENT...................................................16
16.      VARIATIONS.........................................................17
17.      WAIVER.............................................................17
18.      INVALIDITY.........................................................17
19.      SELLERS' REPRESENTATIVE............................................18
20.      NOTICES............................................................18
21.      COUNTERPARTS.......................................................19
22.      GOVERNING LAW AND JURISDICTION.....................................20
23.      THIRD PARTY RIGHTS.................................................20
SCHEDULE 1 Additional Payment, Escrow Amount and Earn-Out Payments..........21
Part 1......................................................................21
Section A...................................................................21
Form of Completion Accounts - Additional Payment............................21
Section B...................................................................23
Basis of Completion Accounts................................................23
Section C...................................................................24
Payment Statement...........................................................24
Section D...................................................................25
General and Hierarchy of Policies...........................................25
Part 2......................................................................27
Escrow Amount...............................................................27
1.       Interpretation.....................................................27
2.       Appointment and Status of Escrow Agents............................27
3.       Operation of the Escrow Account....................................28
4.       Claims.............................................................29
5.       Instructions to the Escrow Agents..................................30
6.       Liability..........................................................30
7.       Professional Charges...............................................31


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8.       Indemnity..........................................................31
Part 3......................................................................32
Earn-Out Payments...........................................................32
SCHEDULE 2  Particulars Relating to the Company.............................37
SCHEDULE 3  The Warranties..................................................38
SCHEDULE 4  Sellers' Limitations on Liability...............................71
SCHEDULE 6  Tax Covenant....................................................76

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THIS AGREEMENT is made on 6 June 2007

BETWEEN

         (1) CROSS COUNTRY HEALTHCARE UK HOLDCO LIMITED (registered number 06242667) whose registered office is 20-22 Bedford Row, London, WC1R 4JS (the "Buyer"); and

         (2) WINSTON PAUL JOHN EVANS AND SUSAN MORAG EVANS (together, the "Sellers"); and

         (3) CROSS COUNTRY HEALTHCARE INC whose registered office is at 6551 Park of Commerce Blvd., Boca Raton, FL 33487-8247, United States (the "Guarantor").

         THE PARTIES AGREE AS FOLLOWS:

1.       INTERPRETATION

         1.1 In this agreement the following words and expressions and abbreviations have the following meanings, unless the context otherwise requires:

             "Accounts" means the audited financial statements of the Company as at and for the financial period ended on the Accounts Date;

             "Additional Payment" means the amount agreed or determined in accordance with Part 1 of Schedule 1;

             "Accounts Date" means 31 October 2006;

             "associated company" has the meaning given to it in sections 416 et seq. TA;

             "Auditors" means the auditors of the Company;

             "Balancing Amount" means a positive or negative amount equal to the Additional Payment less the Estimated Additional Payment;

             "Business Day" means a day (excluding Saturdays) on which banks generally are open in London for the transaction of normal banking business;

             "Buyer's Accountants" means Ernst & Young LLP;

             "Buyer's Group" means the Buyer, its holding companies and the subsidiary undertakings and associated companies from time to time of such holding companies, all of them and each of them as the context admits;

             "Buyer's Solicitors" means Debevoise & Plimpton LLP of Tower 42, Old Broad Street, London EC2N 1HQ;

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             "Company" means AKOS Limited (03447118);

             "Completion" means the completion of the sale and purchase of the Shares in accordance with clause 3;

             "Completion Accounts" means a balance sheet of the Company as at 31 May 2007 including a Payment Statement prepared in accordance with Part 1 of Schedule 1;

             "Completion Date" means the date of this agreement;

             "Confidential Information" means all proprietary information relating to the Company's business, or financial or other affairs (including future plans and targets of the Company) or relating to any of its services, which is not in the public domain;

             "connected person" or "person connected" means in the case of a company, a person who is connected with another for the purpose of section 839 of the TA and in the case of an individual ("P") means:

             (a) the spouse of P;

             (b) a child or stepchild of P (if under 18);

             (c) the trustee of any settlement under which P has a life interest in possession;

             (d) an undertaking of which P is a director; and

             (e) a person who is an employee or partner of P;

             "Covered Loss" means any loss which is covered by a policy of insurance in force for the benefit of the Company on the date of this agreement or which would be so covered if such insurance were maintained after the date of this agreement, and any loss in respect of which the Buyer has any other right of recovery against, or indemnity from, any person other than the Sellers (whether under any provision of law, contract or otherwise);

             "Disclosure Letter" means a letter of today's date together with the attachments thereto (the "Disclosure Bundle") addressed by the Sellers to the Buyer disclosing exceptions to the Warranties;

             "Encumbrance" means any mortgage, charge (fixed or floating), pledge, lien, hypothecation, trust, right of set off or other third party right or interest (legal or equitable) including any right of pre-emption, assignment by way of security, reservation of title or any other security interest of any kind however created or arising or any other agreement or arrangement (including a sale and repurchase arrangement) having similar effect;

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             "Escrow Amount" means the sum of(pound)384,615.38;

             "Estimated Additional Payment" means the sum of(pound)500,000 to be paid by the Buyer to the Sellers on account of the Additional Payment;

             "Expert" means a person appointed in accordance with the provisions of Schedule 1;

             "Intellectual Property" means any and all patents, trade marks, rights in designs, get-up, trade, business or domain names, copyrights, and topography rights (whether registered or not and any applications to register or rights to apply for registration of any of the foregoing), rights in inventions, Know-How, trade secrets and other confidential information, rights in databases and all other intellectual property rights of a similar or corresponding character which may now or in the future subsist in any part of the world;

             "Know-How" means confidential or proprietary industrial, technical or commercial information and techniques in any form (including paper, electronically stored data, magnetic media, files and micro-film) including, without limitation, drawings, data relating to inventions, formulae, test results, reports, research reports, project reports and testing procedures, shop practices, instruction and training manuals, market forecasts, specifications, quotations, lists and particulars of customers and suppliers, marketing methods and procedures, show-how and advertising copy;

             "Lease" means the lease dated 20 October 2004 between the Company and Winston Paul John Evans and Susan Morag Evans in respect of The Coach House, The Grove, Pipers Lane, Harpenden, Hertfordshire AL5 1AH;

             "Management Accounts" means the management accounts of the Company for the 6 months ended 30 April, 2007 as initialled by the parties on the date of this agreement for the purpose of identification;

             "Payment Statement" has the meaning given in Part 1 of Schedule 1;

             "Permit" means a permit, licence, consent, approval, certificate, qualification, specification, registration and other authorisation and a filing of a notification report or assessment necessary in any jurisdiction for the proper and efficient operation of the Company's business, its ownership, possession, occupation or use of an asset or the execution and performance of this agreement;

             "Property" means the property described in Schedule 5 or any part or parts thereof;

             "Sellers' Representative" means Winston Paul John Evans;

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             "Sellers' Solicitors" means Morrison & Foerster MNP of CityPoint,
         One Ropemaker Street, London EC2Y 9AW;

             "Service Contract" means the employment agreement in the agreed terms to be entered into between the Company and Winston Paul John Evans at Completion;

             "Shares" means all of the issued shares in the capital of the Company;

             "TA" means the Income and Corporation Taxes Act 1988;

             "Tax Covenant" means the covenant in Schedule 6;

             "Tax Warranties" means those warranties set out in paragraphs 19.1-34 of Schedule 3; and

             "Warranties" means the warranties set out in Schedule 3.

         1.2 In this agreement unless otherwise specified, reference to:

             (a) a "subsidiary undertaking" is to be construed in accordance with section 258 of the Companies Act 1985 and a "subsidiary" or "holding company" is to be construed in accordance with section 736 of that Act;

             (b) a document in the "agreed terms" is a reference to that document in the form approved and for the purposes of identification signed by or on behalf of each party;

             (c) "FA" followed by a stated year means the Finance Act of that year;

             (d) "includes" and "including" shall mean including without limitation;

             (e) a "party" means a party to this agreement and includes its permitted assignees (if any) and/or the successors in title to that part of its undertaking which includes this agreement and, in the case of an individual, to his or her estate and personal representatives;

             (f) a "person" includes any person, individual, company, firm, corporation, government, state or agency of a state or any undertaking (whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

             (g) a "statute" or "statutory instrument" or "accounting standard" or any of their provisions is to be construed as a reference to that statute or statutory instrument or accounting standard or such provision as the same may have been amended or re-enacted before the date of this agreement;

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             (h) "clauses", "paragraphs" or "schedules" are to clauses and paragraphs of and schedules to this agreement;

                  (i) "writing" includes any methods of representing words in a legible form (other than writing on an electronic or visual display screen) or other writing in non-transitory form;

             (j) "$" is to United States Dollars and "(pound)" is to Pounds Sterling;

             (k) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders.

         1.3 The schedules form part of the operative provisions of this agreement and references to this agreement shall, unless the context otherwise requires, include references to the schedules.

         1.4 The headings and the descriptive notes in brackets relating to provisions of taxation statutes in this agreement are for information only and are to be ignored in construing the same.

         1.5 Save where expressly stated, the obligations and liabilities of the Sellers under this agreement shall be joint and several.

2.       SALE AND PURCHASE

         2.1 Upon the terms and subject to the conditions of this agreement, the Sellers as legal and beneficial owners and with full title guarantee shall sell and the Buyer shall purchase the shares in the capital of the Company set out next to the relevant Seller's name in Schedule 2, with effect from Completion free from any Encumbrance together with all accrued benefits and rights attached thereto in respect of those shares.

         2.2 The Sellers waive or agree to procure the waiver of any rights or restrictions conferred upon any of them or any other person which may exist in relation to the Shares under the articles of association of the Company or otherwise.

         2.3 The Buyer shall not be obliged to complete the purchase of any of the Shares unless the Sellers complete the sale of all of the Shares simultaneously, but completion of the purchase of some Shares shall not affect the rights of the Buyer with respect to its rights to the other Shares.

         2.4 The consideration ("Purchase Price") shall be the aggregate of (pound)3,970,549.72 (the "Completion Payment"), the Additional Payment, the Escrow Amount and the Earn-Out Payments to be satisfied as follows:

             (a) the Completion Payment shall be satisfied on the Completion Date by payment in cash to be apportioned between the Sellers in the proportions set out below:

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                 (i)   Winston Paul John Evans - 52% ; and

                 (ii)  Susan Morag Evans - 48%;

             (b) the Estimated Additional Payment shall be paid on the Completion Date in cash, to be apportioned between the Sellers in the proportions set out below:

                 (i)   Winston Paul John Evans - 52%; and

                 (ii)  Susan Morag Evans - 48%;

             (c) following Completion, the Buyer and the Sellers will implement the provisions of Part 1 of Schedule 1 and after agreement or determination of the Balancing Amount in accordance with Part 1 of
         Schedule 1, payment shall be made in cash as follows:

                 (i) if there is no Balancing Amount (i.e. it is zero) no payment shall be made by either of the Sellers or the Buyer;

                 (ii) if the Balancing Amount is a positive number, such Balancing Amount shall be paid to the Sellers by the Buyer; or

                 (iii) if the Balancing Amount is a negative number, such
             Balancing Amount shall be paid by the Sellers to the Buyer;

             (d) the Escrow Amount shall be paid on the Completion Date in cash into the Escrow Account in accordance with the provisions of Part 2 of
         Schedule 1; and

             (e) the procedure and other terms for making the Earn-Out Payments are set out in Part 2 of Schedule 1.

         2.5 Any payment made for breach of Warranty and/or under the indemnities in clause 9.1 and/or under the Tax Covenant shall be treated as an adjustment to the Purchase Price set out in clause 2.4 payable to the Sellers in respect of the Shares to the extent of the excess or payment thereunder.

         2.6 The parties agree that all payments required to be made under this agreement shall be made in (pound).

3.       COMPLETION

         3.1 Completion shall take place immediately after the execution of this agreement at the offices of the Buyer's Solicitors.

         3.2 On Completion the Sellers shall deliver to the Buyer:

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             (a) transfers in common form relating to all the Shares duly executed in favour of the Buyer (or as it may direct);

             (b) share certificates relating to the Shares;

             (c) any waivers or consents by the Company or other persons which the Buyer has specified prior to Completion in the agreed terms so as to enable the Buyer or its nominees to be registered as the holders of the Shares;

             (d) the resignation in the agreed terms duly executed as a deed of Susan Morag Evans as a director and secretary of the Company from her offices as director and secretary of the Company containing a confirmation that she has no claims (whether statutory, contractual or otherwise) against the Company for compensation for loss of office or termination of employment or for unpaid remuneration or otherwise together with delivery to the Buyer of all property of the Company in her possession or under her control;

             (e) the written resignation of the auditors of the Company containing an acknowledgement that they have no claim against the Company for compensation for loss of office, professional fees or otherwise and a statement under section 394(1) of the Companies Act 1985;

             (f) the common seals, certificates of incorporation and statutory books, share certificate books and cheque books of the Company;

             (g) a release in the agreed terms duly executed as a deed by each of the Sellers releasing the Company and its respective officers or employees from any liability whatsoever (actual or contingent) which may be owing to the Sellers or any of their connected persons by the Company and confirming that each of the Sellers has no claims (whether statutory, contractual or otherwise) against the Company for compensation or for unpaid remuneration or otherwise;

             (h) the Service Contract duly executed by Winston Paul John Evans;

             (i) to the extent not in the possession of the Company, all books of account or references as to customers and/or suppliers and other records and all insurance policies in any way relating to or concerning the businesses of the Company;

             (j) to the extent not in the possession of the Company, all licences, consents, permits and authorisations obtained by or issued to the Company or any other person in connection with the business carried on by any of them and such contracts, deeds or other documents (including assignments of any such licences) as shall have been required by the Buyer's Solicitors prior to the date hereof;

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             (k) copies of any confidentiality undertakings (which the Sellers shall procure shall be assigned to the Company by Fairmount Partners) given to the Sellers by any person within the last two years in relation to a sale or potential sale by the Sellers of the Company or its assets and undertakings; and

             (l) variations in the agreed terms in respect of the Lease duly executed as a deed by Winston Paul John Evans and Susan Morag Evans.

         3.3 At or prior to Completion (and prior to the taking effect of the resignations referred to in clause 3.2(d) above) the Sellers shall procure the passing of board resolutions of the Company in the agreed terms:

             (a) sanctioning for registration (subject where necessary to due stamping) the transfers in respect of the Shares;

             (b) authorising the delivery to the Buyer of share certificates in respect of the Shares;

             (c) appointing Tony Sims, Joe Boshart, Emil Hensel and Victor Kalafa as directors and Susan Ball as secretary of the Company;

             (d) revoking all mandates to the Company's bankers and giving authority in favour of all directors of the Company or such other persons as the Buyer may nominate to operate such bank accounts;

             (e) resolving that the Company enter into the Service Contract; and

             (f) resolving that the Company continue to engage Gilberts to provide accounting and payroll services to the Company in the same manner as so provided as at the date of this agreement.

         3.4 The Sellers shall procure that at Completion there are repaid all sums (if any) owing to the Company by any of the Sellers or by any of their connected persons and prior to such repayment the Sellers undertake to the Buyer (on behalf of themselves and as trustee on behalf of the Company) to keep the Company fully indemnified against any failure to make any such repayment.

         3.5 Upon compliance by the Sellers with the provisions of clauses 3.2,
3.3 and 3.4 the Buyer shall provide for the transfer by CHAPS of (pound)4,470,549.72 to the Sellers' Solicitors at the Royal Bank of Scotland plc, Account No. 10066046, IBAN No: GB52 RBOS 1600 3210 0660 46, Account Name:
Morrison & Foerster Client Sterling Account, and receipt by such bank of such sum shall be good discharge to the Buyer.

         3.6 If in any respect the obligations of the Sellers (or Buyer) are not complied with on Completion the party not in default may:

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             (a) defer Completion to a date not more than 28 days after
         Completion should have taken place but for the default (and so that the provisions of this clause 3, apart from this clause 3.6(a), shall apply to Completion as so deferred); or

             (b) proceed to Completion so far as practicable (without prejudice to its rights hereunder); or

             (c) terminate this agreement without prejudice to the rights and liabilities which accrued prior to termination which shall continue to subsist including those under clauses 10, 12, and 15 to 23 (inclusive), by means of a notice in writing served by Winston Paul John Evans and Susan Morag Evans on the Buyer, if the Buyer is in default, or served by the Buyer on Winston Paul John Evans and Susan Morag Evans if either of the Sellers are in default.

         3.7 Each of the Sellers acknowledges that, immediately following Completion until such time as the transfer(s) of the Shares have been registered in the register of members of the Company, each of the Sellers will hold those Shares registered in his or her name on trust for and as nominee for the Buyer or its nominees and undertakes to hold all dividends and distributions and exercise all voting rights available in respect of those Shares in accordance with the directions of the Buyer or its nominees and if any Seller is in breach of the undertakings contained in this clause that Seller irrevocably authorises the Buyer to appoint some person or persons to execute all instruments or proxies (including consents to short notice) or other documents which the Buyer or its nominees may reasonably require and which may be necessary to enable the Buyer or its nominees to attend and vote at general meetings of the Company and to do any thing or things necessary to give effect to the rights contained in this clause.

         3.8 The Sellers undertake at their own cost to use their best endeavours to rectify the leasehold title to the Property at the Land Registry (title number HD436697) as soon as practicable following Completion so that the rights granted by clauses 2.4 and 2.5 of the Lease are no longer excluded from the registration.

4.       WARRANTIES

         4.1 The Sellers warrant to the Buyer in the terms of the Warranties.

         4.2 Any information supplied by or on behalf of the Company to or on behalf of the Sellers in connection with the Warranties, the Disclosure Letter or otherwise in relation to the business and affairs of the Company shall not constitute a representation or warranty or guarantee as to the accuracy thereof by the Company and the Sellers undertake to the Buyer and the Company (and its respective directors, officers, employees, agents and advisers) that they will not bring any claims which any of them might otherwise have against the Company or any of its respective directors, officers, employees, agents or advisers in respect thereof.

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         4.3 Each of the Warranties shall be construed as a separate warranty, and (unless expressly provided to the contrary) shall not be limited by the terms of any of the other Warranties or by any other term of this agreement.

         4.4 The liability of the Sellers under the Warranties and the Tax Warranties shall be limited in the manner set out in Schedule 4.

         4.5 The Sellers shall give to the Buyer all such information and documentation relating to the Company as the Buyer shall require to enable it to satisfy itself as to whether there has been any breach of the Warranties.

5.       PROTECTION OF GOODWILL

         5.1 The Sellers hereby undertake that (except as otherwise agreed in writing with the Buyer) they will not either directly or indirectly and either solely or jointly with any other person (either on its own account or as the agent of any other person) and in any capacity whatsoever for the longer of:

             (a) the period of two years from Completion; and

             (b) the period whilst they are employed by the Company or any member of the Buyer's Group (but not for a period in excess of two years from Completion),

         carry on or be engaged or concerned or (except as the holder of shares in a listed company which confer not more than five per cent. of the votes which can generally be cast at a general meeting of the company) interested in a business which competes with the type of business carried on by the Company at Completion in the United Kingdom ("Competing Business").

         5.2 Each of the Sellers hereby undertakes that (except as otherwise agreed in writing with the Buyer) he will not either directly or indirectly and either solely or jointly with any other person (either on its own account or as the agent of any other person) and in any capacity whatsoever:

             (a) for a period of three years from Completion solicit or accept the custom of any person in respect of goods or services competitive with those manufactured or supplied by the Company during the period of two years prior to Completion, such person having been a customer of the Company in respect of such goods or services during such period;

             (b) for a period of three years from Completion induce, solicit or endeavour to entice to leave the service or employment of the Company, any person who during the period of one year prior to Completion was an employee of the Company occupying a senior or managerial position and likely (in the opinion of the Buyer) to be:

                 (i) in possession of Confidential Information relating to; or

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                      (ii)   able to influence the customer relationships or
             connections of

         the Company; or

             (c) use any trade or domain name or e-mail address used by any member of the Company at any time during the three years immediately preceding the date of this agreement or any other name intended or likely to be confused with any such trade or domain name or e-mail address.

         5.3 The Sellers agree that the undertakings contained in this clause 5 are reasonable and are entered into for the purpose of protecting the goodwill of the business of the Company and that accordingly the benefit of the undertakings may be assigned by the Buyer and its successors in title without the consent of any of the Sellers.

         5.4 Each undertaking contained in this clause 5 is and shall be construed as separate and severable and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade or unenforceable in whole or in part for any reason the remaining undertakings or parts thereof, as appropriate, shall continue to bind the Sellers.

         5.5 If any undertaking contained in this clause 5 shall be held to be void but would be valid if deleted in part or reduced in application, such undertaking shall apply with such deletion or modification as may be necessary to make it valid and enforceable. Without prejudice to the generality of the foregoing, such period (as the same may previously have been reduced by virtue of this clause 5.5) shall take effect as if reduced by six months until the resulting period shall be valid and enforceable.

6.       CONFIDENTIAL INFORMATION

         6.1 Each of the Sellers shall:

             (a) not, and shall procure that none of their connected persons shall use or disclose to any person Confidential Information; and

             (b) use all reasonable endeavours to prevent the use or disclosure of Confidential Information by any person other than by members of the Buyer's Group.

         6.2 Clause 6.1 does not apply to:

             (a) disclosure of Confidential Information to or at the written request of the Buyer;

             (b) use or disclosure of Confidential Information required to be disclosed by law, regulation, any revenue or regulatory authority;

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             (c) disclosure of Confidential Information to professional advisers for the purpose of advising the Sellers; or

             (d) Confidential Information which is in the public domain other than by a breach by any of the Sellers of clause 6.1.

7.       TAX COVENANT

         7.1 The provisions of Schedule 6 shall apply in relation to the Tax Covenant of the Sellers.

         7.2 The liability of the Sellers under the Tax Covenant shall be limited in the manner set out in paragraph 3 of Schedule 6.

8.       GUARANTEE

         8.1 In consideration of the Sellers entering this agreement, the Guarantor unconditionally and irrevocably guarantees to the Sellers the due and punctual payment of any sum which the Buyer is liable to pay without condition, set off or counterclaim.

         8.2 This guarantee is a continuing guarantee and shall remain in force until all payments required to be made by the Buyer under this agreement have been made. The Guarantor shall have no rights of subrogation or indemnity and shall not claim in competition with the Sellers against the Buyer.

9.       INDEMNITY

         9.1 The Sellers undertake to indemnify and hold harmless each of the Buyer and the Company from and against any and all actions, costs, claims, demands, losses, liabilities, expenses, proceedings or demands (including reasonable legal fees and disbursements) which either of the Buyer or the Company suffers or incurs following Completion as a result of or arising out of the transfer of the businesses of Akos International Consultancy Limited and Akos Clinical Development Limited to the Company on or around 31 October 2004.

         9.2 If a payment due from the Sellers under clause 9.1 is subject to tax (whether by way of direct assessment or withholding at source), the Buyer shall be entitled to receive from the Sellers such amounts as will ensure that the net receipt, after tax, to the Buyer in respect of the payment is the same as it would have been were the payment not subject to tax.

         9.3 Save in respect of the limitation contained in paragraph 2.3 of
Schedule 4, clause 9.1 shall not be subject to any of the limitations set out in
Schedule 4 or otherwise.

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10.      ANNOUNCEMENTS

         10.1 No party shall disclose the making of this agreement or its terms or the existence or the terms of any other agreement referred to in this agreement (except those matters set out in the press release in the agreed terms) and each party shall procure that its professional advisers and connected persons shall not make any such disclosure without the prior consent of the other parties unless disclosure is:

               (a) to its professional advisers; or

               (b) required by law or the rules or standards of NASDAQ or the U.S. Securities Exchange Commission or the rules and requirements of any other regulatory body and disclosure shall then only be made by that party:

                   (i) after it has taken all such steps as may be reasonable in the circumstances to agree the contents of such announcement with the other parties before making such announcement and provided that any such announcement shall be made only after notice to the other parties; and

                   (ii) to the person or persons and in the manner required by law, NASDAQ, the U.S. Securities Exchange Commission or such other regulatory body or as otherwise agreed between the parties provided that this clause 10.1 does not apply to announcements, communications or circulars made or sent by the Buyer after Completion to customers, clients or suppliers of the Company to the extent that it informs them of the Buyer's acquisition of the Shares or to any announcements containing only information which has become generally available.

         10.2 The restrictions contained in clause 10.1 shall apply without limit of time and whether or not this agreement is terminated.

11.      ASSIGNMENT

         11.1 This agreement is personal to the parties and accordingly, subject to clause 11.2 no party without the prior written consent of the other shall assign, transfer, charge or declare a trust of the benefit of all or any of any other party's obligations nor any benefit arising under this agreement.

         11.2 The Buyer may (without the consent of the Sellers) assign to any member of the Buyer's Group the benefit of all or any of the Sellers' obligations or any benefit it enjoys under this agreement provided however that such assignment shall not be absolute but shall be expressed to have effect only for so long as the assignee remains a member of the Buyer's Group and that immediately before ceasing to be such a member the assignee shall assign the benefit to a member of the Buyer's Group.

         11.3 The sale or transfer of all or part of the business of the Company to any member of the Buyer's Group shall not affect the liability of any of the Sellers under any provision of this agreement whatsoever.

12.      COSTS

Unless expressly otherwise provided in this agreement each of the parties shall bear its own legal, accountancy and other costs, charges and expenses connected with the sale and purchase of the Shares.

13.      EFFECT OF COMPLETION

         13.1 The terms of this agreement (insofar as not performed at Completion and subject as specifically otherwise provided in this agreement) shall continue in force after and notwithstanding Completion.

         13.2 The remedies of the Buyer in respect of any breach of any of the Warranties or the indemnity in clause 9.1 or the Tax Covenant shall continue to subsist notwithstanding Completion.

14.      FURTHER ASSURANCES

         14.1 Without prejudice to the Buyer's rights or remedies it may have against the Sellers under this agreement or otherwise, following Completion the Sellers shall from time to time forthwith upon request from the Buyer at the Buyer's reasonable expense do or procure the doing of all acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the Buyer for the purpose of vesting in the:

         (a)  Buyer the full legal and beneficial title to the:

              (i) Shares and otherwise giving the Buyer the full benefit of this agreement; and

              (ii) Intellectual Property used by the Company except where such Intellectual Property is the subject of licences to the Company as at the date hereof.

15.      ENTIRE AGREEMENT

         15.1 Each party on behalf of itself and as agent for each of their connected persons acknowledges and agrees with the other parties (acting on behalf of itself and as agent for each of their connected persons) that:

              (a) this agreement together with any other documents referred to in this agreement (together the "Transaction Documents") constitute the entire and only agreement between the parties and their connected persons relating to the subject matter of the Transaction Documents;

              (b) neither it nor any of their connected persons have been induced to enter into any Transaction Document in reliance upon, nor has any such party been given, any warranty, representation, statement, assurance, covenant, agreement, undertaking, indemnity or commitment of any nature whatsoever other than as are expressly set out in the Transaction Documents and, to the extent that any of them has been, it (acting on behalf of itself and as agent on behalf of each of their connected persons) unconditionally and irrevocably waives any claims, rights or remedies which any of them might otherwise have had in relation thereto;

PROVIDED THAT the provisions of this clause 15 shall not exclude any liability which any of the parties or, where appropriate, any of their connected persons would otherwise have to any other party or, where appropriate, to any of their connected persons or any right which any of them may have in respect of any statements made fraudulently by any of them prior to the execution of this agreement or any rights which any of them may have in respect of fraudulent concealment by any of them.

16.      VARIATIONS

         This agreement may be varied only by a document signed by or for and on behalf of each of the Sellers and the Buyer.

17.      WAIVER

         17.1 A waiver of any term, provision or condition of, or consent granted under, this agreement shall be effective only if given in writing and signed by the waiving or consenting party and then only in the instance and for the purpose for which it is given.

         17.2 No failure or delay on the part of any party in exercising any right, power or privilege under this agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         17.3 No breach of any provision of this agreement shall be waived or discharged except with the express written consent of the Sellers and the Buyer.

         17.4 The rights and remedies herein provided are cumulative with and not exclusive of any rights or remedies provided by law.

18.      INVALIDITY

         18.1 If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction:

              (a) the validity, legality and enforceability under the law of that jurisdiction of any other provision; and

              (b) the validity, legality and enforceability under the law of any other jurisdiction of that or any other provision,

shall not be affected or impaired in any way.

19.      SELLERS' REPRESENTATIVE

         The Buyer shall at all times be entitled to deal solely with the Sellers' Representative in relation to any matter concerning the Sellers and rely on agreements reached and statements made by such person and shall not be bound to enquire as to whether the Sellers' Representative has authority to act on behalf of the Sellers.

20.      NOTICES

20.1 Any notice, demand or other communication given or made under or in connection with the matters contemplated by this agreement shall be in writing and shall be delivered personally, by facsimile or sent by prepaid first class post (air mail if posted to or from a place outside the United Kingdom):

         In the case of the Buyer to:

         Address:                   6551 Park of Commerce Blvd.
                                    Boca Raton
                                    FL 33487-8247
                                    United States

         Fax:                       00 1 800 565 9774
         Attention:                 Susan Ball, General Counsel

         with a copy to:            Debevoise & Plimpton LLP
                                    Tower 42
                                    Old Broad Street
                                    London EC2N 1HQ

         Fax:                       00 44 20 7588 4180
         Attention:                 Colin Scagell

         In the case of the Sellers to:

         Address:                   The White House
                                    Cuckolds Cross
                                    Whitwell Hitchin
                                    Hertfordshire
                                    SG4 8HL

         Fax:                       c/o Gilberts 00 44 1727 750005
         Attention:                 Winston Paul John Evans
         with a copy to:            Morrison & Foerster MNP
                                    7th Floor
                                    City Point
                                    One Ropemaker Street
                                    London EC2Y 9AW

         Fax:                       00 44 20 7496 8500
         Attention:                 James Gubbins/Matt Edwards

and shall be deemed to have been duly given or made as follows:

              (a) if personally delivered, upon delivery at the address of the relevant party;

              (b) if sent by first class post, two Business Days after the date of posting; and

              (c) if sent by air mail, five Business Days after the date of posting; and

              (d) if sent by fax, when despatched;

provided that if, in accordance with the above provisions, any such notice, demand or other communication would otherwise be deemed to be given or made after 5.00 p.m. on a Business Day such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next Business Day.

         20.2 A party may notify the other party to this agreement of a change to its name, relevant addressee, address or fax number for the purposes of clause 20.1 provided that such notification shall only be effective on:

              (a) the date specified in the notification as the date on which the change is to take place; or

              (b) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

21.      COUNTERPARTS

         This agreement may be executed in any number of counterparts which together shall constitute one agreement and any party may enter into this agreement by executing a counterpart. This agreement shall not take effect until it has been executed by all parties.

22.      GOVERNING LAW AND JURISDICTION

         22.1 This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by and construed in accordance with English law.

         22.2 Each of the parties to this agreement irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes, which may arise out of or in connection with this agreement or its formation ("Proceedings" and "Disputes") and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

23.      THIRD PARTY RIGHTS

         Except as expressly provided in this agreement, nothing in this agreement will create or confer any right or other benefits on or in favour of any person who is not a party to this agreement whether pursuant to the Contracts (Rights of Third Parties) Act 1999 or otherwise.

         IN WITNESS WHEREOF this agreement has been executed on the date first above written.

                                   SCHEDULE 1

             ADDITIONAL PAYMENT, ESCROW AMOUNT AND EARN-OUT PAYMENT

                                     PART 1

                                    SECTION A

                FORM OF COMPLETION ACCOUNTS - ADDITIONAL PAYMENT

1. After Completion, and within 45 Business Days of Completion, the Buyer will procure that the management of the Company together with the Buyer's Accountants and/or Gilberts shall prepare:

         1.1 a draft of the Completion Accounts on a basis consistent with the Management Accounts, except as provided for in Section B of this Part 1 of Schedule 1; and

         1.2 a draft Payment Statement on the basis of the draft Completion Accounts and in the form set out in Section C of this Part 1 of Schedule 1.

2. The Sellers shall procure, so far as they are able, that the existing auditors of the Company shall provide to the Buyer all reasonable assistance and access to documents or records to perform its obligations hereunder, including access to all working papers.

3. Once prepared, and no later than 45 Business Days after Completion, the draft Completion Accounts and the draft Payment Statement shall be delivered by the Buyer to the Sellers' Representative.

4. The Sellers' Representative has 30 days, starting with the day on which he receives the Completion Accounts and the draft Payment Statement, within which to give notice to the Buyer that the Sellers do not accept the accuracy of the Completion Accounts and the draft Payment Statement. If the Sellers' Representative does not give notice under this paragraph 4, the Sellers are deemed to have accepted the Completion Accounts and the draft Payment Statement as accurate at the expiry of the 30 day period.

5. Where the Sellers' Representative gives notice that the Sellers do not accept the accuracy of the Completion Accounts or the draft Payment Statement, the parties have 30 days, starting with the day on which the Buyer receives the notice, within which to resolve any disagreement relating to the Completion Accounts or the draft Payment Statement. The parties shall use all reasonable endeavours to resolve the disagreement within that period.

6. Where the parties are unable to resolve their disagreement within the 30 day period, the matters in dispute shall be referred to an Expert.

7. Save as otherwise provided in this Schedule, the parties shall each bear their own costs incurred in the preparation of the Completion Accounts or the draft Payment Statement and the agreement of those documents.

8.       (a)      An Expert is a person appointed in accordance with this
                  paragraph 8 to resolve a dispute arising in relation to the Completion Accounts or the draft Payment Statement.

         (b)      The parties shall agree on the appointment of an independent
                  Expert.

         (c) If the parties are unable to agree on an Expert within seven days of either party serving details of a suggested expert on the other, either party may request the President for the time being of the Institute of Chartered Accountants in England and Wales, or his duly appointed deputy, to appoint an Expert.

         (d) The Expert is required to prepare a written decision and give notice (including a copy) of the decision to the parties within a maximum of three months of the matter being referred to the Expert.

         (e) If the Expert dies or becomes unwilling or incapable of acting, or does not deliver the decision within the time required by paragraph (d) above, then:

                  (i) either party may apply to President for the time being of the Institute of Chartered Accountants in England and Wales, or his duly appointed deputy, to discharge the Expert and to appoint a replacement Expert with the required expertise; and

                  (ii) this paragraph 8 applies in relation to the new Expert as if he were the first Expert appointed.

         (f) The parties are entitled to make submissions to the Expert and shall provide (or procure that others provide) the Expert with such assistance and documents as the Expert reasonably requires for the purpose of reaching a decision.

         (g) To the extent not provided for by this paragraph, the Expert may, in his reasonable discretion, determine such other procedures to assist with the conduct of the determination as he considers just or appropriate.

         (h) Each party shall, with reasonable promptness, supply each other party with all information and give each other party access to all documentation and personnel as each other party reasonably requires to make a submission under this paragraph 8.

         (i) The Expert shall act as an expert and not as an arbitrator. The Expert shall determine the Completion Accounts and the

                  Payment Statement, which may include any issue involving the interpretation of any provision of this agreement, his jurisdiction to determine the matters and issues referred to him or his terms of reference. The Expert's written decision on the matters referred to him shall be final and binding on the parties in the absence of manifest error or fraud.

         (j) Each party shall bear its own costs in relation to the Expert. The Expert's fees and any costs properly incurred by him in arriving at his determination (including any fees and costs of any advisers appointed by the Expert) shall be borne by the parties equally or in such other proportions as the Expert directs.

                                    SECTION B

                          BASIS OF COMPLETION ACCOUNTS

1. The Completion Accounts are to be drawn up on the same basis as the Management Accounts - that is in a manner consistent with UK GAAP and using accounting policies consistent with those used in the Accounts.

2. The Completion Accounts are to be drawn up as at 31 May 2007, adjusted only for transactions between 31 May 2007 and the date of this Agreement that are set out in the draft Payment Statement.

                                    SECTION C

                                PAYMENT STATEMENT

        --------------------------------------------------- ---------------- ------------------ ------------------
                                                               ESTIMATED         BALANCES
                                                              BALANCES AS     ((POUND)000'S)
                                                               AT 31 MAY          AT THE           DIFFERENCE
                                                                 2005           COMPLETION       ((POUND)000'S)
                                                             ((POUND)000'S)        DATE          (VALUE B LESS
                             PAYMENT                            (VALUE A)        (VALUE B)           VALUE A)
        --------------------------------------------------- ---------------- ------------------ ------------------
        1     Cash at bank                                        634               [o]                [o]
        --------------------------------------------------- ---------------- ------------------ ------------------
        2     Trade Debtors less bad debt provision(1)            122               [o]                [o]
        --------------------------------------------------- ---------------- ------------------ ------------------
        3     Other Debtors(2)                                    19                [o]                [o]
        --------------------------------------------------- ---------------- ------------------ ------------------
        4     Prepayments                                         36                [o]                [o]
        --------------------------------------------------- ---------------- ------------------ ------------------
              Accrued sales(3)                                    250
        --------------------------------------------------- ---------------- ------------------ ------------------
        5     VAT Recoverable                                      7                [o]                [o]
        --------------------------------------------------- ---------------- ------------------ ------------------
        6     Trade Creditors                                    (46)              ([o])               [o]
        --------------------------------------------------- ---------------- ------------------ ------------------
        7     Deferred Income                                    (69)              ([o])               [o]
        --------------------------------------------------- ---------------- ------------------ ------------------
        8     Accruals                                           (76)              ([o])               [o]
        --------------------------------------------------- ---------------- ------------------ ------------------
        9     Payroll Creditor                                   (47)              ([o])               [o]
        --------------------------------------------------- ---------------- ------------------ ------------------
        10    Corporation Tax Creditor                           (11)
        --------------------------------------------------- ---------------- ------------------ ------------------
        11    Deferred Taxation Creditor                          (7)
        --------------------------------------------------- ---------------- ------------------ ------------------
        12    Minimum working capital                            (225)             ([o])               [o]
        --------------------------------------------------- ---------------- ------------------ ------------------

        --------------------------------------------------- ---------------- ------------------ ------------------
        ADDITIONAL PAYMENT                                     ESTIMATED
                                                              ADDITIONAL        ADDITIONAL           BALANCING
                                                                PAYMENT          PAYMENT              AMOUNT
        --------------------------------------------------- ---------------- ------------------ ------------------
                                                                  500
        --------------------------------------------------- ---------------- ------------------ ------------------

----------
(1)  Bad debt provision =(pound)29,350
(2)  Other debtors = Fairmount retainer
(3) Accrued sales are estimated taking the average sales over the past 3 months and reflecting an improved month for May

                                    SECTION D

                        GENERAL AND HIERARCHY OF POLICIES

1.       The Completion Accounts shall be prepared:

         (a) adopting the principles, policies and practices set out in this Part 1 of Schedule 1; and then

         (b) adopting the same accounting principles, policies, treatments and categorisations as were used in the preparation of the Accounts, as then applied, including in relation to the exercise of accounting discretion and judgement; and, subject thereto; and then

         (c) where none of the specific accounting treatments set out in this Part 1 of Schedule 1 or the Accounts deal with a matter, by reference to UK GAAP.

         For the avoidance of doubt, paragraph (a) above shall take precedence over paragraphs (b) above and (c) above and paragraph (b) above shall take precedence over paragraph (c) above.

2.       Additional Payment Calculation

2.1 The Additional Payment shall take the form of the worked example set out in Section C of Part 1 of Schedule 1 and be calculated as at close of business on the Completion Date by deducting from the sum of all the items in paragraph 2.2 below ("WORKING CAPITAL ASSETS") the sum of all the items in paragraph 2.3 below ("WORKING CAPITAL LIABILITIES"). The constituent elements of the Additional Payment are to be extracted from the Payment Statement.

2.2      Working Capital Assets

         Working Capital Assets shall comprise the aggregate of the following line items in the Company's consolidation system, which is the source for the preparation of the Accounts:

         o        Cash at bank
         o        Trade Debtors
         o        Other Debtors
         o        Prepayments
         o        VAT recoverable

3.3      Working Capital Liabilities

         Working Capital Liabilities shall comprise the aggregate of the following line items in the Company's consolidation system, which is the source for the preparation of the Accounts:

         o        Trade Creditors
         o        Deferred Income
         o        Accruals
         o        Payroll Creditor
         o        minimum working capital of(pound)225,000

                                     PART 2

                                  ESCROW AMOUNT

1.       INTERPRETATION

         1.1 In this Schedule the following words and expressions shall have the following meanings:

        "Bank"               means the Royal Bank of Scotland plc;

        "Claim" has the meaning set out in paragraph 4 of this Schedule;

        "Escrow Account"     means the interest-bearing deposit account to be
                             established by, and opened in the joint names of, the Escrow Agents with the Bank for the sole purpose of receiving and holding the Retention;

        "Escrow Agents"      means the Buyer's Solicitors and the Sellers'
                             Solicitors appointed in accordance with paragraph 2 of this Schedule;

        "Joint Instructions" means the written instructions addressed to the
                             Escrow Agents from the Sellers' Representative and the Buyer jointly and signed on behalf of the Sellers' Representative and the Buyer which instructions shall be irrevocable once delivered;

        "Outstanding Claim"  means any Claim which is not Settled;

        "Retention"          means the sum for the time being standing to the
                             credit of the Escrow Account together with interest which accrues thereon; and

        "Settled"            in relation to a Claim shall have the meaning as
                             set out in paragraph 4.2 of this Schedule;

2.       APPOINTMENT AND STATUS OF ESCROW AGENTS

         The Sellers' Representative and the Buyer hereby appoint the Escrow Agents jointly to act as escrow agents under and for the purposes of this Schedule and the Escrow Agents hereby accept such appointment on the terms and conditions set forth herein.

3.       OPERATION OF THE ESCROW ACCOUNT

         3.1 The Escrow Account shall be a joint account with the Bank and opened in the joint names of the Escrow Agents into which the Buyer shall pay the Escrow Amount in accordance with clause 2.4 of this agreement and the monies making up the Retention shall be kept separate from and not co-mingled with any other monies.

         3.2 The Escrow Agents shall not have any beneficial interest in or be deemed to be trustees of the Escrow Account and shall have no obligations in connection with the Escrow Account or its administration other than those set out in this agreement.

         3.3 All payments out of the Escrow Account shall be made in accordance with the following provisions:

         (a) no payment out of the Escrow Account shall be authorised nor will it be requested except as prescribed in paragraphs 3.4 and 4.3 of this Schedule;

         (b) all requests for payment to be made out of the Escrow Account pursuant to this Schedule shall be effected by the delivery to the Bank of instructions signed by each of the Escrow Agents in accordance with a bank mandate previously delivered to the Bank in respect of the Escrow Account which mandate shall be in a form agreed by the Buyer and the Sellers' Representative;

         (c) any signature and/or action required to facilitate the making of a payment under the terms of this Schedule shall not be unreasonably withheld or delayed;

         (d) all payments under this Schedule to be made:

             (i) to the Buyer, shall be paid by CHAPS to National Westminster Bank plc, 15 Bishopsgate, London EC2P 2AP, Account Number: 45284458, Sort Code: 50-00-00, Swift Code: NWBKGB2L, Reference 23257-1000; and

             (ii) to the Sellers' Representative, shall be paid by CHAPS to the Royal Bank of Scotland plc, Account No: 10066046, IBAN No: GB52 RBOS 1600 3210 0660 46, Account Name: Morrison & Foerster Sterling Client Account,

             or (in each case) by CHAPS to such other account as any party shall notify the other in writing from time to time.

         3.4 Subject to retaining an amount equal to any Outstanding Claim and provided that there are no Outstanding Claims, and provided that any amounts which are required to be paid to the Buyer in accordance with paragraph 4.3 shall have first been paid in accordance with and subject to the terms of this agreement, the Escrow Agents shall instruct the Bank that the Retention shall be paid out in accordance with the following provisions:

         (a) on 6 June 2008 there shall be paid to the Sellers' Representative from the Escrow Account an amount (if any) which shall result in the sum of (pound)307,692.30 remaining in the Escrow Account; and

         (b) on 6 December 2008 the whole of the Retention (together with the accrued interest earned thereon) shall be paid forthwith from the Escrow Account to the Sellers' Representative.

         3.5 If a payment is not made to the Sellers' Representative pursuant to paragraph 3.4 by reason of there being one or more Outstanding Claims then forthwith upon every Outstanding Claim being Settled the Escrow Agents shall instruct the Bank (provided that any amounts which are required to be paid to the Buyer in accordance with paragraph 4.3 and any interest which has accrued on such amounts shall first have been paid in accordance with the terms of this agreement (and only following such payments)) to pay from the Escrow Account to the Sellers' Representative such amount which would but for Outstanding Claims have been due for payment pursuant to paragraph 3.4 less any amounts due to be paid out in accordance with paragraph 4.3 in respect of such Outstanding Claims and for the avoidance of doubt no part of the Retention shall be paid out while there exists any Outstanding Claim.

         3.6 All interest accruing on the Retention credited to the Escrow Account shall belong to the Sellers save for any interest accruing on or in connection with any sum payable to the Buyer under paragraph 4.3 after the date that such sum should have been paid to the Buyer under paragraph 4.3 which shall belong to the Buyer. Any amount of interest to be paid shall be subject to deduction of tax thereon or other amounts (if any) required at law to be deducted in respect of such amounts.

         3.7 Any payment to the Buyer pursuant to paragraph 4.3 in satisfaction of a Claim shall be a complete discharge of the obligations of the Sellers in respect of that Claim (and shall reduce the amount of the Purchase Price received by the Sellers under this agreement).

         3.8 All amounts released to the Sellers' Representative under this paragraph 3 shall be a complete discharge to the Buyer in respect thereof.

4.       CLAIMS

         4.1 A "Claim" shall mean a claim made against the Sellers by the Buyer in accordance with paragraph 1 of Schedule 4 of this agreement and notified in writing to the Sellers' Representative.

         4.2 A Claim shall be regarded as "Settled" if either:

         (a) the Sellers' Representative and the Buyer shall so agree in writing; or

         (b) a court has awarded judgment in respect of the Claim which the Sellers' Representative has not successfully appealed; or

         (c) a period of 6 months has elapsed since the Claim was notified to the Sellers' Representative during which period no proceedings have been started in respect of that Claim.

         4.3 Within two Business Days of a Claim becoming Settled each of the Sellers' Representative and the Buyer shall give or procure that Joint Instructions are received by the Escrow Agents directing that a sum be paid to the Buyer equal to the amount (if any) in respect of which any such Claim is settled in the favour of the Buyer (together with interest which has been held on such amount while it has been held in the Escrow Account) or equal to the Retention, whichever is the lesser and the Escrow Agents shall ensure that such Joint Instructions are forthwith delivered to the Bank in accordance with paragraph 3.3.

5.       INSTRUCTIONS TO THE ESCROW AGENTS

         5.1 The Sellers' Representative and the Buyer shall, as and when necessary, promptly give such Joint Instructions to the Escrow Agents as are necessary in order to procure compliance by the parties with this Schedule. The Escrow Agents shall not be required to take any action with respect of the Escrow Account except on receipt of the Joint Instructions or as otherwise provided in this Schedule.

         5.2 The Escrow Agents may accept any Joint Instructions given to them under this Schedule as conclusive evidence of the facts stated therein and shall not be obliged to make any further enquiry in relation thereto and the Escrow Agents may in good faith accept as such without enquiry any document purporting to be such Joint Instructions.

6.       LIABILITY

         6.1 The Escrow Agents shall not be liable for funds not received in the Escrow Account whether or not due or payable under this Schedule or this agreement or for any funds lost through default or failure of the Bank or for any loss or damage occurring as a result of any act, mistake or omission made by the Escrow Agents in good faith or by reason of any other matter or thing except arising out of their respective fraud, wilful default or gross negligence.

         6.2 If the Escrow Agents believe that they have received conflicting notices, demands or instructions or for any other reason are unable to determine who is entitled to receive any part of the Retention or in the event of any dispute or disagreement as to the rights or obligations of the Escrow Agents, the Escrow Agents may elect, by notice to the other parties, to refuse to make any payment from the Escrow Account until:

         (a) the Escrow Agents have received the Joint Instructions from the Sellers' Representative and Buyer in accordance with paragraph 3.3; or

         (b) directed by a final order or judgment from a court of competent jurisdiction.

         6.3 An Escrow Agent may execute any of its duties under this Schedule through its agents or employees.

         6.4 The Escrow Agents shall not be liable for any stamp duty payable by any party in relation to this Schedule or in relation to their obligations pursuant to this Schedule .

         6.5 On payment from the Escrow Account of the Retention in its entirety, the Escrow Agents shall be released and discharged from all further obligations under this Schedule.

7.       PROFESSIONAL CHARGES

         Each of the Escrow Agents shall be entitled to be paid professional fees at the usual rates they charge from time to time for work of a broadly similar nature, and reimbursed for expenses incurred by them, in relation to the establishment and administration of the Escrow Account. The Buyer shall be responsible for the fees of the Buyer's Solicitors and the Sellers for the fees of the Sellers' Solicitors incurred in pursuance of their duties as Escrow Agents.

8.       INDEMNITY

         The Sellers and the Buyer shall jointly and severally indemnify the Escrow Agents against all actions, proceedings, claims, demands, liabilities, costs and expenses which they may suffer or incur in connection with the performance of their obligations under this Schedule, except any arising out of their respective fraud, wilful default or gross negligence.

                                     PART 3

                                EARN-OUT PAYMENTS

1.       INTERPRETATION

         1.1 In this Schedule the following words and expressions shall have the following meanings:

        "EARN-OUT            DATE" means the First Earn-Out Date or
                             the Second Earn-Out Date, as the
                             context requires.

        "EBITDA" means the consolidated net income or loss determined in accordance with applicable GAAP as calculated before the deduction of interest (paid or received), income tax expenses, depreciation expense and amortization of intangibles:

                                      (i)      excluding any gains or losses on
                             sales of fixed assets and other non-recurring items out of the ordinary course of business;

                                      (ii)     excluding any extraordinary gain
                             or loss;

                                      (iii)    excluding any cumulative effect
                             of a change in accounting principles;

                                      (iv)     before deducting the salaries,
                             cost of benefits in kind and national insurance contributions of the Sellers and any other directors appointed on or after Completion;

                                      (v)      before deducting pension
                             contributions made by the Company on behalf of the Sellers and any other directors appointed on or after Completion; and

                                      (vi)     after deducting(pound)150,000.

        "FIRST EARN-OUT      means 31 October 2007.
        DATE"

        "FIRST EARN-OUT      means an amount equal to 3 times the incremental
        PAYMENT"             amount by which the EBITDA as at and for the
                             fiscal period ended on the First Earn-Out Date exceeds the EBITDA as at and for the fiscal period ended on the Accounts date.

        "SECOND EARN-OUT     means 31 October 2008.
        DATE"

        "SECOND EARN-OUT     means, subject to the provisions of paragraph 2.3
        PAYMENT"             of this Schedule being satisfied, an amount equal
                             to 3 times the incremental amount by which the EBITDA as at and for the fiscal period ended on the Second Earn-Out Date exceeds the greater of (1) the EBITDA as at and for the fiscal period ended on 31
                             October 2007 or (2) (pound)820,000.

        "SECOND EARN-OUT     means the period from 1 November 2007 up to the
        PERIOD"              Second Earn-Out Date.

2.       PROCEDURE FOR MAKING THE EARN-OUT PAYMENTS

         2.1 The Buyer shall use its reasonable endeavours to ensure that the accounts of the Company for the financial year ending on the First Earn-Out Date and the Second Earn-Out Date are audited within three months of the relevant Earn-Out Date.

         2.2 The Buyer shall, within 30 days of receiving the audited accounts of the Company for the financial year ending on the relevant Earn-Out Date, send to the Sellers' Representative:

         (a) a copy of the audited accounts of the Company; and

         (b) a certificate issued by the Buyer's Accountants stating:

             (i) the EBITDA for the relevant financial years and adjustments made to the audited accounts in arriving at the EBITDA; and

             (ii) subject to paragraph 2.3 of this Schedule the amount of the relevant Earn-Out Payment (if any) payable in respect of the relevant fiscal year (subject to any deduction made in accordance with paragraph
         2.8 of this Schedule).

         2.3 For the avoidance of doubt the Second Earn-Out Payment shall not become payable unless the EBITDA as at and for the fiscal period ended on the Second Earn-Out Date exceeds by more than 10% the greater of (1) the EBITDA as at and for the fiscal period ended on 31 October 2007 or (2) (pound)820,000.

         2.4 The Sellers' Representative has 30 days, starting with the day on which he receives the audited accounts and certificate referred to in paragraph
2.2 of this Schedule, within which to give notice to the Buyer that the Sellers do not accept the accuracy of the certificate. If the Sellers' Representative does not give notice under this paragraph 2.4, the Sellers are deemed to have accepted the certificate as accurate at the expiry of the 30 day period.

         2.5 Where the Sellers' Representative gives notice that the Sellers do not accept the accuracy of the certificate, the parties have 30 days, starting with the day on which the Buyer receives the notice, within which to resolve any disagreement relating to the certificate. The parties shall use their best endeavours to resolve the disagreement within that period.

         2.6 Where the parties are unable to resolve their disagreement within the 30 day period, the calculation of the EBITDA and the relevant Earn-Out Payment shall be referred to an Expert.

         2.7 Subject to paragraph 2.6, the Buyer shall make the relevant Earn-Out Payment due to the Sellers in the proportions set opposite the Sellers' names in paragraph 2.10 below within a period of 30 days starting with the day on which:

         (a) the Sellers accept or are deemed to have accepted the certificate relating to the Earn-Out Payment as accurate in accordance with paragraph 2.4 of this Schedule; or

         (b) the parties have resolved all disagreements on that certificate; or

         (c) the parties receive notice of the Expert's decision on the relevant Earn-Out Payment.

         2.8 The Buyer may deduct from an Earn-Out Payment an amount in respect of any claim under the Warranties, Tax Covenant or claim under the indemnity in clause 9.1 which is subsisting and has not been settled in full by the Sellers at the time that the relevant Earn-Out Payment is due to be paid.

         2.9 Save as otherwise provided in this Schedule, the parties shall each bear their own costs incurred in the preparation of the certificate and the agreement of the EBITDA and the relevant Earn-Out Payment.

2.10     Winston Paul John Evans  -   52% of the relevant Earn-Out Payment

         Susan Morag Evans        -   48% of the relevant Earn-Out Payment

3.       EXPERT

         3.1 An Expert is a person appointed in accordance with this paragraph 3 to resolve a dispute arising in relation to the calculation of EBITDA and the relevant Earn-Out Payment.

         3.2 The parties shall agree on the appointment of an independent
Expert.

         3.3 If the parties are unable to agree on an Expert within seven days of either party serving details of a suggested expert on the other, either party may request the President for the time being of the Institute of Chartered Accountants in England and Wales, or his duly appointed deputy, to appoint an Expert.

         3.4 The Expert is required to prepare a written decision and give notice (including a copy) of the decision to the parties within a maximum of three months of the matter being referred to the Expert.

         3.5 If the Expert dies or becomes unwilling or incapable of acting, or does not deliver the decision within the time required by paragraph 3.4, then:

         (a) either party may apply to President for the time being of the Institute of Chartered Accountants in England and Wales, or his duly appointed deputy, to discharge the Expert and to appoint a replacement Expert with the required expertise; and

         (b) this paragraph 3 applies in relation to the new Expert as if he were the first Expert appointed.

         3.6 The parties are entitled to make submissions to the Expert and shall provide (or procure that others provide) the Expert with such assistance and documents as the Expert reasonably requires for the purpose of reaching a decision.

         3.7 To the extent not provided for by this paragraph, the Expert may, in his reasonable discretion, determine such other procedures to assist with the conduct of the determination as he considers just or appropriate.

         3.8 Each party shall, with reasonable promptness, supply each other party with all information and give each other party access to all documentation and personnel as each other party reasonably requires to make a submission under this paragraph 3.

         3.9 The Expert shall act as an expert and not as an arbitrator. The Expert shall determine the amount of EBITDA and the relevant Earn-Out Payment, which may include any issue involving the interpretation of any provision of this agreement, his jurisdiction to determine the matters and issues referred to him or his terms of reference. The Expert's written decision on the matters referred to him shall be final and binding on the parties in the absence of manifest error or fraud.

         3.10 Each party shall bear its own costs in relation to the Expert. The Expert's fees and any costs properly incurred by him in arriving at his determination (including any fees and costs of any advisers appointed by the Expert) shall be borne by the parties equally or in such other proportions as the Expert directs.

4.       CONDUCT OF THE COMPANY'S AFFAIRS DURING THE EARN-OUT PERIOD

         The Buyer undertakes to the Sellers to procure that, during the Earn-Out Period:

         (a) it will use its reasonable endeavours to promote, protect and preserve the business, affairs and financial well being of the Company;

         (b) the business and affairs of the Company shall be conducted so that, save as required by applicable law or with the prior written consent of the

Sellers, not to be unreasonably withheld or delayed, no material change shall be made in the business policy or practices of the Company as they exist at the date hereof; and

         (c) the Company shall not enter into liquidation/administration or receivership or cease business other than by reason of an insolvency arising solely through the unprofitability of its trading activities, conducted in accordance with this paragraph 4.

                                   SCHEDULE 2

                       PARTICULARS RELATING TO THE COMPANY

Registration number:         03447118

Authorised share capital:    (pound)50,000 divided into 50,000 ordinary shares
                             of(pound)1.00 each

Issued share capital:        50,000 ordinary shares of(pound)1.00 each

Directors:                   Winston Paul John Evans
                             Susan Morag Evans

Secretary:                   Susan Morag Evans

Auditors:                    Gilberts
                             Chartered Accountants and Business Advisors
                             Pendragon House
                             65 London Road
                             St Albans
                             AL1 1LJ

Accounting reference date:   31 October

Registered Office:           The Coach House
                             The Grove
                             Pipers Lane
                             Harpenden
                             Hertfordshire
                             AL5 1AH

Shareholders:                Winston Paul John Evans - 26,000 shares
                             Susan Morag Evans - 24,000 shares

                                   SCHEDULE 3

                                 THE WARRANTIES

         Any Warranty expressed to be given "to the best of the Sellers' knowledge and belief" or "as far as the Sellers are aware" or otherwise qualified by reference to the knowledge of the Sellers shall not be qualified in the manner stated unless the Sellers establish that the Seller's Representative has made all reasonable enquiries of the directors of the Company, Maria Hilling and Gillian Lennard, Philip Willans of P J Willans Solicitors and Richard Lovett and Amanda Ruggles of Gilberts to establish the truth and accuracy of that Warranty.

         In this Schedule 3 the following words have the following meanings, unless the context otherwise requires:

                  "Activities" means any activity, operation or process carried out by the Company at any property whether or not currently owned, occupied or used by the Company;

                  "Affected Securities" means any employment-related securities (as defined by section 421B(8) of ITEPA 2003) in relation to which either (a) the Company is the employer (as construed in accordance with that section); or (b) there are arrangements in place in consequence of which the Company may be or becomes liable to account under the PAYE system for any Tax arising pursuant to any of the provisions of chapters 2 to 4 of ITEPA 2003;

                  "CAA" means the Capital Allowances Act 2001;

                  "Disclosed Scheme" means the Akos Limited Personal Pension Scheme;

                  "distribution" means a distribution as defined by sections 209 to 211 (inclusive) of the TA and section 418 of the TA;

                  "Effective Date" has the meaning given to it in section 119 of the Finance Act 2003;

                  "Employees" means the employees of the Company;

                  "Environment" means any and all living organisms (including man), ecosystems, property and the media of air (including air in buildings, natural or man-made structures, below or above ground) water, (including as defined in section 104(1) of the Water Resources Act 1991 and within drains and sewers) and land (including under any water as described above and whether above or below surface);

                  "Environmental Consent" means any consent, approval, permit, licence, order, filing, authorisation, exemption, registration, permission, reporting or notice requirement and any related agreement required under any Environmental Law;

                  "Environmental Laws" means all international, EU or national statutes, by-laws, orders, regulations or other law or subordinate legislation or common law, all orders, ordinances, decrees or regulatory codes of practice, circulars, guidance notes, agreements with regulators or industry bodies, and equivalent controls concerning the protection of human health or which have as a purpose or effect the protection or prevention of harm to the Environment or health and safety which are binding in relation to the Properties and/or upon the Company in the relevant jurisdiction in which the Company has been or is operating (including by the export of its services, or its waste thereto) on or before Completion;

                  "ERA" means the Employment Rights Act 1996;

                  "Hazardous Substance" means any natural or artificial substance (whether solid, liquid, gas, noise, ion, vapour, electromagnetic or radiation, and whether alone or in combination with any other substance) which is capable of causing harm to or have a deleterious effect on the Environment, being a nuisance, or which restricts or makes more costly the use, development, ownership or occupation of the Property;

                  "IHTA" means the Inheritance Tax Act 1984;

                  "ITEPA 2003" means the Income Tax (Earnings and Pensions) Act 2003;

                  "L&T Covenants Act" means the Landlord and Tenant (Covenants) Act 1995;

                  "Land Transaction" has the meaning given to it in section 43 of the Finance Act 2003;

                  "Relief" has the meaning given to it in Schedule 7;

                  "Substantial Customer" means a customer accounting for more than one per cent. of the Company's sales in the financial year ended on the Accounts Date;

                  "Substantial Supplier" means a supplier accounting for more than one per cent. of the Company's purchases in the financial year ended on the Accounts Date;

                  "Systems" means all plant, equipment, systems, devices and components which contain or are controlled or monitored by computer systems, microprocessors or software;

                  "Tax" or "tax" has the meaning given to it in Schedule 7;

                  "Taxation Statutes" means all statutes, statutory instruments, orders enactments, laws, by-laws, directives and regulations, whether domestic or foreign decrees, providing for or imposing any Tax;

                  "TCGA" means the Taxation of Chargeable Gains Act 1992;

                  "TMA" means the Taxes Management Act 1970;

                  "Transfer Regulations" means the Transfer of Undertakings (Protection of Employment) Regulations 2006;

                  "TULR(C)A" means the Trade Union and Labour Relations (Consolidation) Act 1992;

                  "VATA" means the Value Added Tax Act 1994 and "VAT legislation" means VATA and all regulations and orders made thereunder; and

                  "Waste" means waste including anything which is discarded or which the holder intends or is required to discard and anything which is abandoned, unwanted or surplus irrespective of whether it is capable of being recovered or recycled or has any value;

1.       THE COMPANY AND THE SHARES

         1.1 Incorporation and Existence. The Company is a limited company duly organised and validly existing under English law and has been in continuous existence since incorporation.

         1.2 The Shares.

         (a) The Sellers are the only legal and beneficial owners of the Shares.

         (b) The Company has not allotted or agreed to allot any shares other than the Shares and the Shares are fully paid or credited as fully paid.

         (c) There is no Encumbrance in relation to any of the Shares or unissued shares in the capital of the Company. No person has claimed to be entitled to an Encumbrance in relation to any of the Shares and the Company is not under any obligation (whether actual or contingent) to sell, charge or otherwise dispose of any of the Shares or any interest therein to any person.

         (d) Other than this agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, sale, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, sale, transfer, redemption or repayment of, a share in the capital of the Company (including an option or right of pre-emption or conversion).

         1.3 The Company does not have any subsidiary undertaking nor does it own any shares or stock in the capital of nor does it have any beneficial or other interest in any company or business organisation nor does the Company control or take part in the management of any other company or business organisation.

         1.4 The Company does not have any branch, division, agency, place of business, operation or substantial assets outside the United Kingdom.

2.       ACCOUNTS

         2.1 General.

         (a) The Accounts show a true and fair view of the:

             (i) assets, liabilities, financial position and state of affairs at the Accounts Date; and

             (ii) the profits and losses for the financial year ended on the Accounts Date of the Company.

         (b) The Accounts have been prepared and audited in accordance with the standards, principles and practices specified on the face of the Accounts applied on a consistent basis and subject thereto in accordance with the law and Generally Accepted Accounting Standards, Principles and Policies in the United Kingdom consistently applied.

         (c) The Accounts have been prepared on a basis consistent with the basis upon which all audited accounts of the Company have been prepared in respect of the three years before the Accounts Date.

         2.2 Liabilities. The Accounts make full provision or reserve for or disclose all liabilities (including all contingent or deferred liability to Tax) of the Company whether actual, contingent or otherwise.

         2.3 Extraordinary and Exceptional Items. The results shown by the audited profit and loss account of the Company for each of the three financial years of the Company ended on the Accounts Date have not (except as disclosed in those accounts) been affected by an extraordinary, exceptional or non recurring item or by any other matter making the profits or losses for a period covered by any of those accounts unusually high or low.

         2.4 Depreciation. The rates of depreciation and amortisation used in the audited accounts of the Company for the three financial years of the Company ended on the Accounts Date were sufficient to ensure that each fixed asset of the Company will be written down to nil by the end of its useful life.

         2.5 Fixed Assets. The value of all of the fixed assets of the Company as shown in the Accounts is at cost thereof less depreciation deducted from time to time in a consistent manner and there has been no revaluation of such fixed assets since their acquisition.

         2.6 Off Balance Sheet Financing. The Company is not engaged in any financing (including the incurring of any borrowing or any indebtedness in the nature of acceptances or acceptance credits) of a type which would not be required to be shown or reflected in the Accounts.

2.7      Accounting and Other Records.

         (a) The books of account and all other records of the Company (including any which it may be obliged to produce under any contract now in force) are up-to-date, in its possession and are true and complete in accordance with the law and applicable standards, principles and practices generally accepted in the United Kingdom.

         (b) All deeds and documents (properly stamped where stamping is necessary for enforcement thereof) belonging to the Company or which ought to be in the possession of the Company are in the possession of the Company.

         2.8 Accounting Reference Date. The accounting reference date of the Company under section 224 of the Companies Act 1985 is, and has always been since incorporation, 31 October.

         2.9 Management Accounts. The Management Accounts have been prepared by the Company with due care and attention and show with reasonable accuracy the state of affairs and profit or loss of the Company as at and for the period in respect of which they have been prepared and the balance sheet of the Company as at 31 May 2007 but it is hereby acknowledged that they are not prepared on a statutory basis.

3.       CHANGES SINCE THE ACCOUNTS DATE

         3.1 General. Since the Accounts Date:

             (a) the Company has carried on its business prudently and in the ordinary and usual course and so as to maintain the business as a going concern;

             (b) there has been no material adverse change in the financial or trading position or prospects of the Company; and

             (c) there has been no material reduction in the value of those fixed assets specified in the Accounts, to the extent still owned by the Company.

3.2      Specific.  Since the Accounts Date:

             (a) the Company has not, other than in the ordinary course of trading:

                 (i) disposed of, or agreed to dispose of, an asset for an amount exceeding(pound)10,000; or

                 (ii) assumed or incurred, or agreed to assume or incur, a
             liability, obligation or expense (actual or contingent) for an amount exceeding(pound)10,000;

         and in the case of a disposal or agreement to dispose of an asset for an amount which is lower than book value or an open market arm's length value, whichever is the higher;

         (b) the Company has not acquired or agreed to acquire an asset for an amount which is higher than open market arm's length value;

         (c) the Company has not made, or agreed to make, capital expenditure exceeding in total (pound)10,000 or incurred, or agreed to incur, a commitment or connected commitments involving capital expenditure exceeding in total (pound)10,000;

         (d) no Substantial Supplier or Substantial Customer has ceased or substantially reduced its trade with the Company or has altered the terms of trade to the Company's disadvantage;

         (e) the Company has not declared, paid or made a dividend or other distribution (including a distribution within the meaning of the TA) except to the extent provided in the Accounts;

         (f) no resolution of the shareholders of the Company has been passed (except for those representing the ordinary business of an annual general
meeting);

         (g) the Company has not repaid or redeemed share or loan capital, or made (whether or not subject to conditions) an agreement or arrangement or undertaken an obligation to do any of those things;

         (h) the Company has not repaid any sum in the nature of borrowings in advance of any due date or made any loan or incurred any indebtedness; and

         (i) the Company has not, other than in the ordinary course of trading, paid nor is under an obligation to pay any service, management or similar charges or any interest or amount in the nature of interest to any other person or has not incurred any liability to make such a payment or made any payment to any of the Sellers or any of their connected persons whatsoever.

4.       ASSETS

         4.1 Title and Condition.

         (a) There are no Encumbrances, nor has the Company agreed to create any Encumbrances, over any part of its undertaking or assets and each asset used by the Company (tangible or intangible) is:

             (i)  legally and beneficially owned or licensed by the Company; and

             (ii) where capable of possession, in the possession of the Company.

         (b) The Company owns each asset (tangible or intangible) necessary for the operation of its business as currently conducted and without limitation no rights (other than rights as shareholders in the Company) relating to the business of the Company are owned or otherwise enjoyed by or on behalf of the Sellers or any of their connected persons.

         (c) All plant, machinery, vehicles and equipment owned or used by the Company are in good condition and working order and have been regularly and properly maintained. None is dangerous, unsuitable or in need of renewal or replacement or surplus to the Company's requirements.

         4.2 Hire Purchase and Leased Assets. Copies of any bill of sale or any hiring or leasing agreement, hire purchase agreement, credit or conditional sale agreement, agreement for payment on deferred terms or any other similar agreement to which the Company is a party are annexed to the Disclosure Letter.

         4.3 Debts. Save to the extent to which provision or reserve has been made in the Accounts all book debts owed to the Company and whether included in the Accounts or arising since the Accounts Date will as far as the Sellers are aware be duly paid in full not later than 31 August, 2007 and none of such debts has been factored, sold or agreed to be sold by the Company.

5.       INTELLECTUAL PROPERTY

         5.1 General.

         (a) Save for Intellectual Property licensed to the Company as set out in the Disclosure Letter, the Company is the sole and absolute legal and beneficial owner of all Intellectual Property used in connection with its business, where appropriate such Intellectual Property is registered or applied for in the name of the Company, such Intellectual Property is in writing and is in the possession and control of the Company.

         (b) The Intellectual Property used by the Company in connection with its business is free from Encumbrances and, in the case of confidential information, any disclosure obligation and is subsisting, valid, exercisable and enforceable.

         5.2 Renewals/maintenance. All registration and renewal fees have been paid in relation to the Intellectual Property which is registered or applied for in the name of the Company. All steps have been taken diligently for the prosecution and maintenance of such Intellectual Property and all steps have been taken diligently for the maintenance and protection of unregistered Intellectual Property owned by the Company.

         5.3 Licences.

         (a) The terms of all licences or rights which have been granted by the Company or which the Company intends to enter into for the purposes of the business of the Company or which are being currently negotiated or other agreement or consents or undertakings entered into by the Company relating to the Intellectual Property owned by or licensed to the Company are set out in the Disclosure Letter and unless disclosed the Company is not obliged to enter into any such agreement relating to the business of the Company.

         (b) The terms of all licences or rights granted to the Company or which the Company intends to enter into for the purposes of the business of the Company or which are being currently negotiated or other agreement or consents or undertakings entered into by the Company or the Sellers or any of their connected persons relating to the Intellectual Property used in the business of the Company are set out in the Disclosure Letter and the Company is not obliged to enter into any such agreement relating to the business of the Company.

         5.4 Infringement.

         (a) The use by the Company of any Intellectual Property used in the business of the Company does not and, so far as the Sellers are aware, is not likely to infringe and the processes or methods employed, services provided, the business conducted and the services used and dealt in or supplied by the Company do not nor did they at the time used dealt in or supplied infringe the Intellectual Property of any other person.

         (b) No proceedings claims or complaints have been brought or threatened by any third party or competent authority in relation to the Intellectual Property owned by or licensed to the Company including any concerning title subsistence validity or enforceability or grant of any right or interest in such Intellectual Property.

         (c) As far as the Sellers are aware, no third party is infringing or misusing or threatening to infringe or misuse the Intellectual Property owned by or licensed to the Company.

         (d) The Company is not subject to any injunction, undertaking or court order or order of any other authority of competent jurisdiction not to use or restricting the use of any Intellectual Property.

         5.5 Confidential Agreements. Save in respect of confidentiality agreements entered into in the ordinary course of the Company's business and as disclosed, the Company has not and neither of the Sellers nor any of their connected persons has entered into any confidentiality or other agreement or is subject to any duty which restricts the free use or disclosure of any information used in the business of the Company and there is no breach of any such agreement or duty.

6.       EFFECT OF SALE

         6.1 Neither the execution nor performance of this agreement or any document to be executed at or before Completion will:

             (a) result in the Company losing the benefit of a Permit or an asset, licence, grant, subsidy, right or privilege which it enjoys at the date of this agreement in any jurisdiction; or

             (b) conflict with, or result in a breach of, or give rise to an event of default under, or require the consent of a person under, or enable a person to terminate, or relieve a person from an obligation under, an agreement, arrangement or obligation to which the Company is a party or a legal or administrative requirement in any jurisdiction; or

             (c) result in any Substantial Customer being entitled (and if a Substantial Customer is so entitled, as far as the Sellers are aware, it will not exercise any such entitlement) to cease dealing with the Company or substantially to reduce its existing level of business or to change the terms upon which it deals with the Company and so far as the Sellers are aware no substantial Customer intends to do so; or

             (d) result in any Substantial Supplier being entitled (and if a Substantial Supplier is so entitled, as far as the Sellers are aware, it will not exercise any such entitlement) to cease supplying the Company or substantially to reduce its supplies to or to change the terms upon which it supplies the Company and so far as the Sellers are aware no substantial Customer intends to do so; or

             (e) so far as the Sellers are aware result in any officer or senior employee leaving the Company; or

             (f) make the Company liable to offer for sale, transfer or otherwise dispose of or purchase or otherwise acquire any assets.

7.       CONSTITUTION

         7.1 Intra Vires. The Company has the power to carry on its business as now conducted and the business of the Company has at all times been carried on intra vires.

         7.2 Memorandum and Articles. The memorandum and articles of association of the Company in the form annexed to the Disclosure Letter are true and complete and have embodied therein or annexed thereto copies of all resolutions and agreements as are referred to in section 380 of the Companies Act 1985, and all amendments thereto (if any) were duly and properly made.

         7.3 Register of Members. The register of members of the Company has been properly kept and contains true and complete records of the members from time to time of the Company and the Company has not received any notice or allegation that any of them is incorrect or incomplete or should be rectified.

         7.4 Powers of Attorney. The Company has not executed any power of attorney or conferred on any person other than its directors, officers and employees any authority to enter into any transaction on behalf of or to bind the Company in any way and which power of attorney remains in force or was granted or conferred within three years of the Completion Date.

         7.5 Statutory Books and Filings.

         (a) The statutory books of the Company are up to date, in its possession and are true and complete in accordance with the law.

         (b) All resolutions, annual returns and other documents required to be delivered to the Registrar of Companies (or other relevant company registry or other corporate authority in any jurisdiction) have been properly prepared and filed and are true and complete and the common seal of the Company is in its possession.

8.       INSURANCE

         8.1 Policies. The Disclosure Letter contains a list of each current insurance and indemnity policy in respect of which the Company has an interest (together the "Policies"). Each of the Policies is valid and enforceable and, as far as the Sellers are aware, is not void or voidable. As far as the Sellers are aware there are no circumstances which might make any of the Policies void or voidable or enable any insurer to refuse payment of all or part of any claim under the Policies.

         8.2 Insurance of Assets. Each insurable asset of the Company has at all material times been and is at the date of this agreement insured to its full replacement values (with no provision for deduction or excess) against each risk normally insured against by a prudent person operating the types of business operated by the Company.

         8.3 Other Insurance. The Company has at all material times been and is at the date of this agreement adequately insured against accident, damage, injury, third party loss (including product liability), loss of profits and any other risk normally insured by a prudent person operating the types of business operated by the Company and has at all times effected all insurances required by law.

         8.4 Claims. No claim is outstanding under any of the Policies and, as far as the Sellers are aware, no matter exists which might give rise to a claim under any of the Policies.

         8.5 Premiums. The Company has paid all premiums due in respect of all the Policies and has not done or omitted to do anything which might result in an increase in the premium payable under any of the Policies.

9.       CONTRACTUAL MATTERS

         9.1 Validity of Agreements.

         (a) Neither the Company nor the Sellers have any knowledge of the invalidity of, or a ground for termination, avoidance or repudiation of, an agreement, arrangement or obligation to which the Company is a party. No party with whom the Company has entered into an agreement, arrangement or obligation has given notice to the Company or the Sellers of its intention to terminate, or has sought to repudiate or disclaim, the agreement, arrangement or obligation.

         (b) As far as the Sellers are aware no party with whom the Company has entered into an agreement or arrangement is in material breach of the agreement or arrangement. As far as the Sellers are aware no matter exists which might give rise to such breach.

         (c) As far as the Sellers are aware the Company is not in breach of any agreement or arrangement. As far as the Sellers are aware no matter exists which might give rise to such breach.

         9.2 Standard Terms and Conditions. A copy of the standard terms and conditions of business of the Company is annexed to the Disclosure Letter and save as disclosed on the contracts schedule annexed to the Disclosure Letter the Company has not entered into an agreement or arrangement with a customer or supplier different from these.

         9.3 Material Agreements.

         (a) The Company is not a party to and is not liable under any contract, transaction, arrangement or liability which:

             (i) is of an unusual or abnormal nature, or outside the ordinary and proper course of business;

             (ii) is of a long-term nature (that is, unlikely to have been fully performed, in accordance with its terms, more than six months after the date on which it was entered into or undertaken);

             (iii) is incapable of termination in accordance with its terms, by the Company, on 60 days' notice or less;

             (iv) cannot readily be fulfilled or performed by the Company on time without undue or unusual expenditure of money, effort or personnel;

             (v) involves payment by the Company by reference to fluctuations in the index of retail prices, or any other index or in the rate of exchange for any currency;

             (vi) involves an aggregate outstanding expenditure or other liability by the Company of more than (pound)10,000; or

             (vii) restricts its freedom to engage in any activity or business or confines its activity or business to a particular place.

         (b) The Company is not a party to and is not liable under:

             (i) an agreement, arrangement or obligation by which the Company is a member of a joint venture, consortium, partnership or association (other than a bona fide trade association); or

             (ii) a distributorship, agency, marketing, licensing or management agreement or arrangement.

         9.4 Contracts with Connected Persons. There is, and during the twelve month period ending on the date of this agreement there has been, no agreement or arrangement (legally enforceable or not) to which the Company is or was a party and in which any of the Sellers, a director or former director of the Company or of any of the Sellers or any of their connected persons is or was interested in any way save as set out in this agreement. The Company does not owe any obligation or sum to nor does it and neither will it immediately after Completion have any contractual or other arrangements of any sort with the Sellers or any of their connected persons.

         9.5 Conditions and Warranties in respect of Services. Except for a condition or warranty implied by law or contained in its standard terms of business or otherwise given in the usual course of trading, the Company has not given a condition or warranty, or made a representation, in respect of services supplied or agreed to be supplied by it, or accepted an obligation that could give rise to a liability after the services have been supplied by it.

10.      INFORMATION TECHNOLOGY AND DATA PROTECTION

         10.1 Future Adequacy of Systems. The Systems used or planned to be used in connection with the business of the Company are adequate for the immediate needs of that business, including without limitation as to system capacity and ability to process current peak and anticipated volumes in a timely manner.

         10.2 No Systems failures. In the 12 months prior to the date hereof the Company has not suffered any failures or bugs in or breakdowns of Systems used in connection with the business of the Company which have caused any substantial disruption or interruption in or to its use and the Sellers are not aware of any fact or matter which may so disrupt or interrupt or affect the use of such equipment following the acquisition by the Buyer of the Shares pursuant to this agreement on the same basis as it is presently used.

         10.3 Ownership of Systems. All Systems, excluding software, used in the business of the Company are owned and operated by and are under the control of the Company and are not wholly or partly dependent on any facilities which are not under the ownership, operation or control of the Company. No action will be necessary to enable such systems to continue to be used in the business of the Company to the same extent and in the same manner as they have been used prior to the date hereof.

         10.4 Copyright in Technical Manuals. None of the software or technical manuals used by the Company has been copied wholly or substantially from any material in which the Company does not own or have a licence over copyright.

         10.5 Litigation in respect of Software. The Company is validly licensed to use the software used in its business and no action will be necessary to enable it to continue to use such software to the same extent and in the same manner as they have been used prior to the date hereof.

         10.6 Compliance of Systems with European Regulations. The Systems used in connection with the business of the Company are capable of receiving and processing data (including, without limitation, effecting conversions between the Euro and national currencies, calculating and producing dual and multi-currency invoices, performing triangulation calculations and processing day-counts for the purpose of interest rate calculations) in accordance with the provisions of Council Regulation 1103/97 and any other regulation or relevant applicable legislation from time to time made pursuant to the Treaty of Rome (together the "European Regulations") and any market conversion that is attributable to the provisions of the European Regulations or their subject matter.

         10.7 Internet Presence. The Company does not have any public, private or reserved presence on the world-wide web, multi-party extranet, virtual private network or similar internet-based, linked system ("Internet Presence"). The Company's domain name(s), if any, are currently registered, are transferable to the Buyer and are in good standing. The Company's Internet Presence, if any, is wholly passive and informational in nature and involves no interactivity between third parties and the Company including purchases, sales, leases or other commercial transactions conducted in any degree by or through the Internet Presence.

         10.8 Data Protection Act. The Company complies in full with, and has in place all necessary registrations and procedures to comply with the Data Protection Act 1984 and the Data Protection Act 1998, as applicable, or with equivalent applicable legislation in any other country. In particular, the Company has set up procedures to obtain all necessary consents and to ensure compliance with the fair processing code and with the information provision requirements of the Data Protection Act 1998.

11.      LIABILITIES

         11.1 Borrowings. The Company is not a party to and is not liable under any bank loan facility agreement or other borrowing arrangement of any kind, including for the avoidance of doubt an overdraft facility.

         11.2 Bank Accounts. A statement of all the bank accounts of the Company and of the credit or debit balances on such accounts as at a date not more than seven days before the date of this agreement has been supplied to the Buyer. The Company does not have any other bank or deposit accounts (whether in credit or overdrawn) not included in such statement. Since such statement there have been no payments out of any such accounts except for routine payments and the balances on current account are not now substantially different from the balances shown on such statements.

         11.3 Working Capital. The Company has sufficient working capital for the purposes of continuing to carry on its business in its present form and at its present level of turnover for a period of 12 months from Completion and for the purposes of executing, carrying out and fulfilling in accordance with their terms all orders, projects and contractual obligations which have been placed with, or undertaken by, the Company.

         11.4 Guarantees and Indemnities. The Company is not a party to and is not liable (including contingently) under a guarantee, indemnity or other agreement to secure or incur a financial or other obligation with respect to another person's obligation.

         11.5 Grants. The Company is not liable to repay an investment or other grant or subsidy made to it by any person (including the Department of Trade and Industry or its predecessor). As far as the Sellers are aware, no matter (including the execution and performance of this agreement) exists which might entitle a body to require repayment of, or refuse an application by the Company for, the whole or part of a grant or subsidy.

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

12.      PERMITS

         12.1 Compliance with Permits. The Company has obtained and complied with the material terms and conditions of each Permit full and accurate details of which are contained in the Disclosure Letter.

         12.2 Status of Permits. There are no pending or threatened proceedings which might in any way affect the Permits and the Sellers are not aware of any other reason why any of them should be suspended, threatened or revoked or be invalid.

13.      INSOLVENCY

         13.1 Winding up. No order has been made, petition presented or resolution passed for the winding up or for the appointment of a provisional liquidator to the Company.

         13.2 Administration. The Company has not been or is not in administration (as defined in schedule B1 of the Insolvency Act 1986) and no step (including but without limitation the service of any notice or the filing of any document(s)) has been taken under schedule B1 of the Insolvency Act 1986 by any person to place the Company in administration and no administration order has been made, no administrator has been appointed and no petition for an administration order has been presented to the court under part II of the Insolvency Act 1986 in relation to the Company.

         13.3 Receivership. No receiver, receiver and manager or administrative receiver has been appointed of the whole or part of the Company's business or assets.

         13.4 Compromises with Creditors.

         (a) No voluntary arrangement under section 1 of the Insolvency Act 1986 has been proposed or approved in respect of the Company.

         (b) No compromise or arrangement under section 425 of the Companies Act 1985 has been proposed, agreed to or sanctioned in respect of the Company.

         (c) The Company has not entered into any compromise or arrangement with any of the respective creditors or any class of their respective creditors generally.

         13.5 Insolvency. The Company is not unable to pay its respective debts within the meaning of section 123 of the Insolvency Act 1986 (but for this purpose ignoring the reference to "if it is proved to the satisfaction of the court that" in section 123(1)(e) and 123(2)).

         13.6 Payment of Debts. Neither the Company nor any of the Sellers have stopped paying their debts as they fall due.

         13.7 Distress etc. No distress, execution or other process has been levied on an asset of the Company or any of the Sellers.

         13.8 Unsatisfied Judgments. There is no unsatisfied judgment or court order outstanding against the Company or any of the Sellers.

         13.9 Striking Out. No action is being taken by the Registrar of Companies to strike the Company off the register under section 652 of the Companies Act 1985.

         13.10 Bankruptcy. None of the Sellers has been made bankrupt or a petition presented to make any of the Sellers bankrupt.

14.      LITIGATION AND COMPLIANCE WITH LAW

         14.1 Litigation.

         (a) Neither the Company nor a person for whose acts or defaults the Company may be vicariously liable is involved, or has during the six years ending on the date of this agreement been involved, in a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction. No civil, criminal, arbitration, administrative or other proceeding in any jurisdiction is pending or threatened by or against the Company or a person for whose acts or defaults the Company may be vicariously liable.

         (b) As far as the Sellers are aware, no matter exists which might give rise to a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction involving the Company or a person for whose acts or defaults the Company may be vicariously liable.

         (c) There is no outstanding judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency in any jurisdiction against the Company or a person for whose acts or defaults the Company may be vicariously liable.

         14.2 Compliance with Law. As far as the Sellers are aware, the Company has conducted its business and dealt with its assets in all material respects in accordance with all applicable legal and administrative requirements in any jurisdiction.

         14.3 Investigations. The Company is not and has not been subject to any investigation, enquiry or disciplinary proceeding (whether judicial, quasi-judicial or otherwise) in any jurisdiction and so far as the Sellers are aware none is pending or threatened, and neither has it received any request for information from, any court or governmental authority (including any national competition authority and the Commission of the European Communities and the EFTA Surveillance Authority) under any anti-trust or similar legislation in any jurisdiction. As far as the Sellers are aware no matter exists which might give rise to such an investigation, enquiry, proceeding or request for information.

         14.4 Competition Law.

         (a) The Company is not and has not been a party to, and is not or has not been concerned in, any agreement or arrangement, and as far as the Sellers are aware has not conducted itself (whether by omission or otherwise) in a manner, which infringes the Chapter I prohibition and/or the Chapter II prohibition of the Competition Act 1998 or Articles 81 and/or 82 of the EC Treaty or their equivalent provisions under the European Economic Area Agreement or any other anti-trust or similar legislation in any jurisdiction and the Company has not given any undertakings or written assurances (whether legally binding or not) to, nor is subject to any order, regulation or decision made by, any court or governmental authority (including any national competition authority, the European Commission and the EFTA Surveillance Authority) under any anti-trust or similar legislation in any jurisdiction.

         (b) The Company has not received a written communication or request for information relating to any aspect of its business from or by the Office of Fair Trading, the Director General of Fair Trading, Competition Commission, Secretary of State for Trade and Industry, European Commission or EFTA Surveillance Authority or from any other competition authority of another jurisdiction. No agreement, arrangement or conduct (by omission or otherwise) by the Company has been the subject of an investigation, report or decision by any of those persons or bodies and none are pending or threatened and there are no facts known to the Sellers that are likely to give rise to any of the foregoing.

         14.5 Unlawful Payments. Neither the Company nor a person for whose acts or defaults the Company may be vicariously liable has:

             (a) induced a person to enter into an agreement or arrangement with the Company by means of an unlawful or immoral payment, contribution, gift or other inducement;

             (b) offered or made an unlawful or immoral payment, contribution, gift or other inducement to a government official or employee; or

             (c) directly or indirectly made an unlawful contribution to a political activity.

         All references to the Company in this paragraph 14 shall be deemed to include the Company's officers and Maria Hilling and Gillian Lennard.

15.      BROKERAGE OR COMMISSIONS

         Save as disclosed to the Buyer in respect of Fairmount Partners no person is entitled to receive from the Company a finder's fee, brokerage or commission in connection with this agreement or anything in it and the Company is not liable to pay to any of its directors, employees, agents and advisers any sum whatsoever in connection with the sale of the Shares.

16.      SELLERS AND EMPLOYEES

         16.1 Particulars of Employment of Sellers. The Disclosure Letter contains full, complete and accurate particulars of the terms of employment or engagement of and/or other services arrangements with (including service contracts, and all remuneration and other benefits) each of the Sellers and the Company.

         16.2 Particulars of Employees. The particulars of all Employees annexed to the Disclosure Letter (the "Employee Schedule") show the names, job title, date of commencement of employment, date of birth, period of continuous employment (calculated in accordance with chapter 1 of part XIV of the ERA) and since the Accounts Date any absence of a continuous period of one month and the reason for it of every Employee of the Company.

         16.3 Remuneration and Benefits. The Employee Schedule shows all remuneration and other benefits:

             (a) actually provided; or

             (b) which the Company is bound to provide

to each Employee and are true and complete and include particulars of and details of participation in all profit sharing, incentive, bonus, commission, share option, medical, permanent health insurance, directors' and officers' insurance, travel, car, redundancy and other benefit schemes and arrangements (the "Schemes") operated for all or any Employee (or former employee) of the Company.

         16.4 Terms and Conditions.

         (a) The Disclosure Letter contains copies of all the standard terms and conditions, staff handbooks and policies which apply to Employees.

         (b) There are no terms and conditions in any contract with any Employee or other worker of the Company pursuant to which such person will be entitled to receive any payment or benefit or such person's rights will change as a direct consequence of the transaction contemplated by this agreement.

         16.5 Operation of the Schemes. The Schemes have at all times been operated by the Company materially in accordance with their governing rules or terms and all documents which are required to be filed have been filed.

         16.6 Notice Periods. The terms of employment or engagement of all workers of the Company and all Employees are such that their employment or engagement may be terminated by not more than twelve weeks' notice given at any time without liability for any payment including by way of compensation or damages (except for unfair dismissal or a statutory redundancy payment).

         16.7 Changes since the Accounts Date. Since the Accounts Date, the Company has not made, announced or proposed any changes to the emoluments or benefits of or any bonus payable to any Employee and the Company is under no express or implied obligation to make any such changes with or without retrospective operation.

         16.8 Loans. There are no amounts owing or agreed to be loaned or advanced by the Company to any Employee or other worker of the Company (other than amounts representing remuneration accrued due for the current pay period, accrued holiday pay for the current holiday year or for reimbursement of expenses).

         16.9 Notice of Termination and Outstanding Offers.

         (a) No Employee or other worker of the Company has given or received notice to terminate his employment or engagement.

         (b) There are no outstanding offers of employment or engagement by the Company and no person has accepted such an offer but not yet taken up the position accepted.

         16.10 Payment up to Completion. All salaries, fees and wages and other benefits of all Employees and other workers of the Company have, to the extent due, been paid or discharged in full together with all related payments to third party benefit providers and the relevant authorities.

         16.11 Industrial Relations.

         (a) No union, association or body representing any Employee is recognised by the Company for the purposes of collective bargaining.

         (b) The Company has not entered into any collective agreements (whether with a trade union, staff association or any other body representing any Employee and whether legally binding or not) concerning the Company.

         (c) Within the three years preceding the date hereof the Company has not been engaged or involved in any trade dispute (as defined in section 218 of the TULR(C)A with any Employee or worker of the Company, trade union, staff association or any other body representing workers and so far as the Sellers are aware no event has occurred which could or might give rise to any such dispute and no industrial action involving workers, official or unofficial, is now occurring or so far as the Sellers are aware is threatened nor has any industrial relations or employment matter been referred by the Company or so far as the Sellers are aware its workers or by any trade union staff association or any other body representing workers to ACAS for advice, conciliation or arbitration.

         16.12 There are no employment related or other claims outstanding nor are any such claims threatened against the Company by any person who is or was employed or engaged by the Company or by any body representing workers and, so far as the Sellers are aware, no event has occurred which could or might give rise to any such claim.

         16.13 There are no enquiries or investigations existing, pending or threatened affecting the Company in relation to any workers of the Company by the Equal Opportunities Commission, the Commission for Racial Equality, the Disability Rights Commission or the Health and Safety Executive or any other bodies with similar functions or powers in relation to workers.

         16.14 Redundancy. Full and accurate details are disclosed in the Disclosure Letter of any redundancy payment (whether pursuant to a redundancy scheme or formula or policy or otherwise whether contractual or discretionary) the Company has made in excess of the statutory redundancy entitlement to any worker or former worker of the Company in the last 3 years, and there is no provision in any occupational pension scheme in which workers of the Company participate which provides enhanced benefits on redundancy.

         16.15 Health and Safety. Full details of all health and safety policies and procedures, health and safety committees, health and safety representatives, and any complaints, recommendations, investigations or claims relating to health and safety issues made or carried out in the last 5 years and affecting the Company and its workers have been disclosed in the Disclosure Letter.

         16.16 Transfer Regulations. The Company has not within the three years preceding the date hereof been a party to a "relevant transfer" within the meaning of the Transfer Regulations.

         16.17 Records. The Company has maintained adequate and suitable records regarding the service of its workers and, in particular, has maintained all records required under the Working Time Regulations 1998. All such records comply with the requirements of the Data Protection Act 1998.

         16.18 The Disclosure Letter contains copies of all agreements (including, but not limited to, consultancy or contractor agreements) with the individuals who provide services to the Company and who are not Employees.

17.      PENSIONS

         17.1 Pensions arrangements disclosed. Save for the state pension schemes, the Disclosed Scheme is the only arrangement under which the Company provides or is liable to provide relevant benefits (as defined in section 393B of the Income Tax (Earnings and Pensions) Act 2003 in respect of any Employee.

         17.2 The Disclosed Scheme only provides money purchase benefits as defined in section 181 of the Pensions Schemes Act 1993. No assurance, promise or guarantee has been given to any Employee or former employee or other worker of the Company of a particular level or amount of benefit to be provided for in respect of him under the Disclosed Scheme on death, retirement or leaving service.

         17.3 Disclosure of documents. Full particulars of the Disclosed Scheme setting out details of the level of employee and employer contributions are attached to the Disclosure Letter.

         17.4 Payment of contributions. All contributions and premiums which have become due and payable by the Company in respect of the employees of the Company who are members of the Disclosed Scheme have been duly made by the Company. All such payments have always been made within the relevant time limits set out in the Pensions Act 1995.

         17.5 Insurance. Each benefit (except a refund of contributions) under the Disclosed Scheme payable on the death of an employee is fully insured under a policy effected with an insurance company, no special premium has been required for any employee and all premiums payable have been paid.

         17.6 Claims. As far as the Sellers are aware the Disclosed Scheme complies with and has been administered at all times materially in accordance with the applicable legal requirements, the requirements of any appropriate government department or regulatory authority and the trusts, powers and provisions of the Disclosed Scheme.

         17.7 The Company has complied in all material respects with the requirements set out in section 3 of the Welfare Reform and Pensions Act 1999.

         17.8 The Disclosure Letter contains true and accurate details of which Employees are members of the Disclosed Scheme.

18.      PROPERTY

         18.1 All Properties. The Property comprises all the freehold and leasehold land and premises owned, used or occupied by and all the rights vested in the Company and all agreements whereby the Company has any financial or other entitlement relating to any land at the date hereof.

         18.2 No Other Liabilities. The Company has no actual or contingent obligations or liabilities (in any capacity including as principal contracting party or guarantor) in relation to any lease, licence or other interest in, or agreement relating to, land and buildings apart from the Property.

         18.3 Lease. The Lease of the Property remains in force and the rent and other payments due under the Lease have been paid up to date.

         18.4 Easements. The Property has all rights and easements necessary for its current use and enjoyment (without restriction as to time or otherwise) and the access for the Property is over roads adopted by the local authority and maintained at public expense and such roads immediately abut the Property at each point where access is gained.

         18.5 Statutory requirements. The Property is not subject to any matters which are unregistered interests which override registered dispositions under
Schedule 3 to the Land Registration Act 2002.

         18.6 Leasehold Properties.

         (a) The Property which is leasehold is held under the Lease brief details of which are set out in Schedule 5 and no licences or collateral arrangements or concessions have been entered into or granted the Lease being a head lease and containing no unusual or onerous covenants or provisions nor any rights of determination on the part of the landlord and there are no rent reviews which are or will at the date of Completion be in the course of being determined.

         (b) In relation to any leasehold premises formerly vested in the Company and being a new tenancy for the purposes of the L&T Covenants Act the Company has not made nor intends to make nor are there any circumstances likely to give rise to an intention to make any request for an overriding lease pursuant to section 19 of the L&T Covenants Act nor has the Company received any notice under section 17 of the L&T Covenants Act.

         18.7 Occupational Interests. All such leases, tenancies, licences and agreements to which the Property is subject are correctly summarised in the particulars thereof set out in Schedule 5.

         18.8 Planning and Use of the Property. The existing use of the Property is only that specified in Schedule 5 and is the lawful permitted use whether under the current Town and Country Planning legislation and in the case of leasehold property under the terms of the lease or tenancy agreement under which such property is held or otherwise and are not temporary uses and all necessary consents to such existing uses and any alterations or improvements to the Property have been obtained.

         18.9 Replies to Enquiries. All disclosures and replies to enquiries and requisitions relating to the Property made or given by the Sellers' Solicitors (on behalf of the Sellers ) to the Buyer or its solicitors are now and will at Completion be complete and correct in all material respects.

         18.10 Full Disclosure. All material matters affecting the Property or the use or value thereof or any proposals relating thereto and material details of all leases have been disclosed in writing to the Buyer or its solicitors prior to the date hereof and the documents of title to be delivered to the Buyer at Completion shall all be original documents and registered, where required.

         18.11 Adverse Interests. The Company is entitled to and has exclusive possession of the Property.

         18.12 No Disputes. The Property is not affected by any outstanding disputes, notices or complaints which affect the use of the Property for the purposes for which it is now used or proposed to be used and the Company is not aware of any matter which could lead to such notice, complaint or requirement and there are no matters or Encumbrances affecting the Property and which would prevent or impede the Company from operating and carrying on the businesses currently carried on at the Property.

         18.13 Repair and Condition. All buildings and structures comprised in the Property are in good and substantial repair and condition (fair wear and tear excepted) and there are no material defects therein (whether latent, inherent or otherwise); no such buildings and structures have been the subject of flooding or drainage defects and, as far as the Sellers are aware, no substances the use of which is not now approved by current good building practice were used in the construction of any part thereof.

         18.14 Covenants, Restrictions etc There are no covenants, restrictions, stipulations, easements, profits a prendre, wayleaves, licences, grants or other encumbrances (whether of a private or public nature, and whether legal or equitable) affecting the Property which are of an onerous or unusual nature, or affect its value, or which conflict with the Use (as defined in Schedule 5) of the Property and which are or could be registered as a local land charge.

         18.15 Compliance with leasehold covenants. In relation to any lease of the Property the landlord , tenant or occupier has observed and performed in all material respects all covenants, restrictions, stipulations and other encumbrances and there has not been (expressly or impliedly) any waiver of or acquiescence to any breach of them.

         18.16 The Property is not subject to the payment of any outgoings other than non-domestic local business rates, water and sewerage charges and the principal rent, insurance premiums and service charges payable under the lease of the Property and all outgoings have been paid when due.

19.      TAXATION


                                   COMPLIANCE

         19.1 Returns. The Company has made all returns and supplied all information and given all notices to the relevant Taxation Authority as required by law within any requisite period and all such returns and information and notices are complete and accurate in all material respects and are not the


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subject of any dispute, enquiry or investigation and so far as the Sellers are aware there are no facts or circumstances likely to give rise to or be the subject of any such dispute, enquiry or investigation.

         19.2 Disclosures. All statements and disclosures made to any Taxation Authority in connection with any provision of the Taxation Statutes whatsoever were when made and remain complete and accurate in all material respects.

         19.3 Clearances. No action has been taken by the Company in respect of which any consent or clearance from any Taxation Authority was required save in circumstances where such consent or clearance was validly obtained, and where any conditions attaching thereto were and will, immediately following Completion, continue to be met.

         19.4 Payment of Tax. The Company has duly and punctually paid all Tax to the extent that the same ought to have been paid.

         19.5 Instalment Payments.

         The Company is not required, under the Corporation Tax (Instalment Payments) Regulations 1998 (SI 1998/3175), to pay corporation tax by instalments.

         19.6 Withholdings. The Company has duly and punctually complied with its obligations to deduct, withhold or retain amounts of or on account of Tax from any payments made by it and to account for such amounts to the relevant Taxation Authority and has complied with all its reporting obligations to the relevant Taxation Authority in connection with any such payments made.

         19.7 Pay As You Earn. The Company has properly operated the PAYE system deducting Tax as required by law from all payments to or treated as made to or benefits provided for employees and ex-employees of the Company (including any payments within Chapter 7 of Part 2 of ITEPA 2003) and duly accounted to the relevant Tax Authority for Tax so deducted and has complied with all its reporting obligations to the relevant Tax Authority in connection with any such payments made or benefits provided, and no PAYE audit in respect of the Company has been made by the relevant Tax Authority nor has the Company been notified that any such audit will be made.

         19.8 Employment-related securities. No person has acquired by reason of an employment of that person or any other person an interest in any securities in the Company:

         (a) which are restricted within the meaning of Chapter 2 Part 7 of ITEPA 2003;

         (b) which are convertible within the meaning of Chapter 3 Part 7 of ITEPA 2003;

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         (c) the market value of which has been reduced by things done otherwise than for genuine commercial purposes within the meaning of Chapter 3A Part 7 of ITEPA 2003;

         (d) the market value of which has been increased by things done otherwise than for genuine commercial purposes within the meaning of Chapter 3B
Part 7 of ITEPA 2003;

         (e) to which Chapter 3C Part 7 of ITEPA 2003 (Securities Acquired For Less Than Market Value) could apply; and

         (f) to which Chapter 4 Part 7 of ITEPA 2003 (Post-Acquisition Benefits From Securities) could apply.

                 TAX IN THE ACCOUNTS AND SINCE THE ACCOUNTS DATE

         19.9 General. The Accounts make provision or reserve in accordance with GAAP in respect of any period ended on or before the Accounts Date for all Tax (including deferred tax) assessed or liable to be assessed on the Company or for which it is accountable at the Accounts Date.

         19.10 Post-Accounts Date Events.

         Since the Accounts Date:

         (a) the Company has not been involved in any transaction which has given, may give or would, but for the availability of any Relief, give rise to any Tax other than in respect of actual income earned by the Company in the course of its trade;

         (b) the level of payments made by the Company which will not be deductible for the purposes of corporation tax, either in computing the profits of the Company or in computing the corporation tax or corresponding Tax chargeable thereon, does not materially exceed the average level of such payments which were not deductible in an equivalent period in the previous three accounting periods;

         (c) the Company has not been involved in any transaction other than on arm's length terms;

         (d) the Company has not paid any Tax after its due date for payment;

         (e) no accounting period (as defined in section 12 of the TA) of the Company has ended as referred to in section 12(3) of the TA;

         (f) no disposal has taken place or other event occurred such that the Company would be required to bring a disposal value into account for the purposes of the CAA or such that a chargeable gain could or would accrue to the Company;

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

         (g) the Company has not ceased to be a member of a group (as defined in section 170 of the TCGA).


                                 CORPORATION TAX

         19.11 Trading Assets. In the event that any asset shown in the Accounts as a fixed asset is disposed of immediately following Completion the proceeds derived from such asset will not be treated as a trading receipt for Tax purposes.

         19.12 Sales at Undervalue/Overvalue. All transactions entered into by the Company have been entered into on an arm's length basis and the consideration (if any) charged or received or paid by the Company on all transactions entered into by it has been equal to the consideration which might have been expected to be charged received or paid (as appropriate) between independent persons dealing at arm's length.

19.13    Loan relationships

         (a) All interests, discounts and premiums payable by the Company in respect of its loan relationships (within the meaning of section 81, Finance Act
1996) are eligible to be brought into account by the Company as a debit for the purposes of Chapter II of Part IV, Finance Act 1996 at the time and to the extent that such debits are recognised in the statutory accounts of the Company.

         (b) The Disclosure Letter contains full particulars of any debtor relationship (within the meaning of section 103, Finance Act 1996) of the Company which relates to a relevant discounted security (within the meaning of section 430 Income Tax (Trading and Other Income) Act 2005) to which paragraph 17 or 18 of schedule 9, Finance Act 1996 applies.

         (c) The Company has not been a party to a loan relationship which had an unallowable purpose (within the meaning of paragraph 13 of schedule 9, Finance Act 1996).

         (d) The Disclosure Letter contains full particulars of:

             (i) any loan relationships to which the Company is a party to which paragraph 8 of schedule 15, Finance Act 1996 has applied or will apply on the occurrence of a relevant event (within the meaning of paragraph 8(2) of schedule 15, Finance Act 1996);

             (ii) the amount of any deemed chargeable gain or deemed allowable loss that has arisen or will arise on the occurrence of such relevant event; and

             (iii) any election made pursuant to paragraph 9 of schedule 15, Finance Act 1996.

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

         (e) The Company has not entered into any transaction to which paragraph 11 of schedule 9, Finance Act 1996 applies.

                         CAPITAL ASSETS/CHARGEABLE GAINS

         19.14 Capital Allowances.

         (a) No balancing charge in respect of any capital allowances claimed or given would arise if all the assets of the Company were to be realised for a consideration equal to the amount of the book value thereof as shown in or included in the Accounts.

         (b) All necessary conditions for all capital allowances (as defined in section 832(1) of the TA) claimed by the Company were at all material times satisfied and remain satisfied.

         (c) The Company does not own any asset which is a long life asset for the purposes of Chapter 10 of Part 2 of the CAA.

         19.15 Value Shifting. The Company has not been involved in any scheme or affected by any arrangements whereby section 30 of the TCGA (tax-free benefits) might be applicable in relation to any disposal by the Company since the Accounts Date or on any asset of the Company being disposed of after the date hereof.

         19.16 Sales at Book Value. No chargeable gain or profit (disregarding the effects of any indexation available) would arise if any asset of the Company (other than trading stock) were to be realised for a consideration equal to the amount of the book value thereof as shown or included in the Accounts (except insofar as the amount of such change is reflected in the deferred tax provision thereon).

         19.17 Valuation of Assets.

         (a) The Company has not held at any time since the Accounts Date any asset where on the disposal of that asset the amounts deductible under section 38 TCGA fall or would fall to be determined by reference to the application of section 42 TCGA (part disposal of assets) to a previous transaction.

         (b) The Company has not since the Accounts Date held or had any interest in any asset where section 17 TCGA might apply to reduce the consideration deemed to be given on the acquisition of that asset.

         19.18 Reconstructions. The Company has not been involved in any share for share exchange or any scheme of reconstruction or amalgamation such as are mentioned in sections 135 and 136 of the TCGA or section 139 of the TCGA under which shares or debentures have been or will be issued or assets have been or will be transferred.

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

         19.19 Depreciatory Transactions. No loss which has arisen or which may hereafter arise on a disposal by the Company of shares in or securities of any company is liable to be reduced by virtue of the application of section 176 of the TCGA (transactions in a group) or section 177 of the TCGA (dividend stripping).

         19.20 Receipt of Gift. The Company has not received any assets by way of gift as mentioned in section 282 of the TCGA.


                                  DISTRIBUTIONS

         19.21 Repayments of Share Capital.

         (a) The Company has not made (and will not be deemed to have made) any distribution within the meaning of sections 209 and 210 (bonus issue following repayment of capital) of the TA since 5 April 1965 except dividends properly authorised and shown in its Accounts nor is the Company bound to make any such distribution.

         (b) The Company has not been party to any transaction involving an exempt distribution within section 213 of the TA within the period commencing five years prior to the Accounts Date.

         19.22 Payments to be treated as Distributions. The Company has not since the Accounts Date been subject to any debt or security where the interest payable thereon fell or falls or could on its assignment fall to be treated as a distribution for Tax purposes.


                                 FOREIGN ELEMENT

         19.23 Company Residence. The Company has always been resident in the territory in which it was incorporated and has never been resident in any other territory or treated as so resident for the purposes of any double Tax agreement.


                                  CLOSE COMPANY

         19.24

         (a) The Company is a close company as defined by section 414 of the TA.

         (b) No loan, advance, release or payment has been made or consideration given or transaction effected by the Company falling within sections 419 to 422 (inclusive) of the TA.

         (c) The Company has made no transfer of value within the meaning of the IHTA.

         (d) There has been no alteration of the share capital of the Company within section 98 of the IHTA.

                                 INHERITANCE TAX

         19.25 Inheritance Tax.

         (a) The Company is not, and will not become, liable to be assessed to inheritance tax as donor or donee of any gift or transferor or transferee of value (actual or deemed) nor as a result of any disposition chargeable transfer or transfer of value (actual or deemed) made by or deemed to be made by any other person.

         (b) There is no unsatisfied liability to inheritance tax attached or attributable to the Shares or any asset of the Company and in consequence no person has the power to raise the amount of such Tax by sale or mortgage of or by a terminable charge on any of the Shares or assets of the Company as mentioned in section 212 of the IHTA and none of the Shares or assets of the Company are subject to a Taxation Authority charge within section 237 of the IHTA.

                              SECONDARY LIABILITIES

         19.26 Secondary Liability. No transaction or event has occurred in consequence of which the Company is or may be held liable for any Tax or may otherwise be held liable for or to indemnify any person in respect of any Tax, where some other company or person is or may become primarily liable for the Tax in question (whether by reason of any such other company being or having been a member of the same group of companies or otherwise).

         19.27 Indemnities etc. The Company has not entered into any indemnity, guarantee or covenant under which the Company has agreed to pay or discharge any amount equivalent to or by reference to any other person's liability to Tax.

         19.28 Finance Leases.

         (a) The Company is not and has not been the lessee under any leases of plant or machinery save for the leases specified in the Disclosure Letter (the "Leases").

         (b) No assets subject to the Leases have at any time been leased by the Company or its lessees to a person who is not resident in the UK and does not use the machinery or plant for the purposes of a trade carried on there.

         (c) The Sellers, after making due and reasonable enquiry, are not aware of any investigation, enquiry or other circumstance which indicates that any person who is or was a lessor or owner of equipment subject to any of the Leases will or may be denied the first year allowances and/or writing-down allowances by reference to which the initial rental under that Lease was calculated.

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

                            ANTI-AVOIDANCE PROVISIONS

         19.29 Tax Schemes. The Company has not entered into nor been a party to nor otherwise involved in any arrangement which is a prescribed arrangement as described in regulations 6-10, 12 and 13 of the Tax Avoidance Schemes (Prescribed Description of Arrangements) Regulations 2006.

                                 VALUE ADDED TAX

         19.30 Value Added Tax.

         (a) The Company is a registered taxable person for the purpose of the VATA and VAT legislation and has not at any time been treated as a member of a group of companies for such purpose and has not made any application to be so treated and no circumstances exist whereby the Company would or might become liable for value added tax as an agent or otherwise by virtue of section 47 of the VATA.

         (b) The Company has complied in all respects with the requirements and provisions of the VAT legislation and has made and maintained and will pending completion make and maintain accurate and up-to-date records, invoices, accounts and other documents required by or necessary for the purposes of the VAT legislation and the Company has at all times punctually paid and made all payments and returns required thereunder.

         (c) The Company has not made any exempt supplies in consequence of which it is or will be unable to obtain credit for all input tax paid by it during any VAT quarter ending after the Accounts Date.

         19.31 Capital Goods Scheme. The Company does not own any assets of a kind described in part XV of the Value Added Tax Regulations 1995 (SI No 2518).

         19.32 Leases. The Company has not at any time after 10 March 1997 granted any lease or entered into any agreement for any lease where it was a developer of the land for the purposes of paragraph 2(3AA) of Schedule 10 of VATA 1994 and it was, at the time of the grant (or at the time the grant was treated as made under paragraph 2(3AAA)), the intention or expectation of the Company or any person within paragraph 2(3AA)(a)(ii) that the land would become exempt land for the purposes of that paragraph.


                         STAMP DUTY/STAMP DUTY LAND TAX

         19.33 Stamp Duty. All documents in the enforcement of which the Company is or may be interested have been duly stamped and since the Accounts Date the Company has not been a party to any transaction whereby the Company was or is or could become liable to stamp duty reserve tax.

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

         19.34 Stamp Duty Land Tax.

         (a) In relation to the Property the Company is not and has not been party to any Land Transaction in respect of which the Company has since the Accounts Date been liable or could at any time after the date of this agreement become liable to pay any stamp duty land tax under any provisions of any Act and, in particular, but without limitation to the foregoing, under:

             (i) section 80 of the Finance Act 2003 (adjustment where contingency ceases or consideration is ascertained);

             (ii) section 81A of the Finance Act 2003 (return or further return in consequence of later linked transaction);

             (iii) paragraph 14 of Schedule 17A to the Finance Act 2003 (abnormal increase of rent after five years);

             (iv) section 81 of the Finance Act 2003 (further return where relief withdrawn) and Schedule 7 to the Finance Act 2003 (group relief and reconstruction and acquisition reliefs); or

             (v) section 90 of the Finance Act 2003 (application to defer payment in case of contingent or uncertain consideration).

         (b) No stamp duty land tax shall arise under paragraph 11 of Schedule 17A to the Finance Act 2003 (cases where assignment of lease treated as grant of lease) on the assignment of any lease in which the Company has an interest.

         (c) The Company has in its possession and the Sellers have fully disclosed to the Buyer copies of all stamp duty land tax returns and/or self certificates (as defined in section 79(3)(b) of the Finance Act 2003) filed by the Company in relation to land in which or in part of which the Company has an interest.

         19.35 Relief on Transfer of Land. The Company does not at the date hereof hold any chargeable interest (as that expression is defined in section 48 of the Finance Act 2003) that was acquired by it by an instrument within three years prior to the date hereof, or by way of a Land Transaction with an Effective Date within three years prior to the date hereof, such acquisition (or instrument) having been exempt from stamp duty and/or stamp duty land tax on the basis that a relief from Taxation applied.

20.      ENVIRONMENTAL MATTERS

         20.1 Consents. The Company has obtained and complied in all material respects with the terms and conditions of all Environmental Consents. All current Environmental Consents remain in full force and effect. The Company has not received any notice of and so far as the Sellers are aware there are no circumstances that may lead to the revocation, modification or suspension of, or


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

that may prejudice or require material expenditure for the renewal, extension, grant or transfer of, any current Environmental Consents.

         20.2 Liability. The Company and the Property comply and to the best of the Sellers' information, knowledge and belief have at all times since 2002 complied with all Environmental Laws and as far as the Sellers are aware there are no facts or circumstances which interfere or prevent compliance with any Environmental Laws.

         There are no civil, criminal arbitration or administrative actions, claims, proceedings or suits pending or threatened against the Company arising from or relating to Environmental Consents or Environmental Law and as far as the Sellers are aware there are no circumstances which may lead to such actions, claims, proceedings or suits.

         20.3 Notices and Complaints. The Company has not received any notice of enforcement, prohibition, improvement, remediation or other notice of equivalent nature, or any judgment, order, decree, award, demand or decision in respect of the Environment from any court, tribunal, arbitrator or governmental or regulatory authority and there have been no complaints, investigations, enquiries, requests for information or other formal or informal indications of any possible claims or legal actions in respect of the Environment from any person including any neighbour, governmental or regulatory authority, current or former employee or third party.

         20.4 Contaminated Land. To the best of the Sellers' information knowledge and belief there is not present on, at or under the Property and there is and has been no release, migration, leakage, spill, discharge, entry, deposit or emission onto or from the Property of any Hazardous Substance or Waste. As far as the Sellers are aware there has not been any disposal, storage, release, leakage, migration, spill, discharge, entry, deposit or emission of any Hazardous Substance or Waste into the Environment caused by the Activities.

         20.5 House-keeping.

         (a) Hazardous Substances kept on the Property or used in connection with or produced by any Activities have been kept in tanks, containers (in both cases surrounded by suitable bund) or proper storage buildings, as the case may be, all of the foregoing being appropriate for the substance stored and fit for the designated purpose.

         (b) As far as the Sellers are aware, no PCBs, asbestos, underground storage tanks or pipework or landfills are located on the Property that violate in any material respect any Environmental Law.

         (c) The Company has not received, generated, handled, used, stored, treated, transported, kept, deposited or disposed of Waste at, on or under the Property and has not permitted any third party to do so nor has reasonable cause to believe that any third party has done so.

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

         (d) The Property is not included on or referred to in any register of land subject to contaminative use or any register of contaminated land (whether or not publicly available) kept pursuant to any Environmental Law and so far as the Sellers are aware there are no circumstances which are likely to lead to such registration.

         20.6 Documentation. Copies of all environmental reports, surveys, assessments and investigations in respect of the Property or Activities in the possession of the Sellers and the Company have been disclosed to the Buyer and all necessary steps to comply with the recommendation contained in such reports, surveys, assessments and investigations have been completed.

         20.7 No Environmental Issues or Liabilities. The Sellers are not aware of any environmental issues or liabilities in respect of the Property, other than those expressly stated to be environmental issues or liabilities in the report commissioned by the Buyer titled from STATS and entitled "Phase 1 Environmental Study" and dated 11 December 2006.

21.      INFORMATION

         21.1 This Agreement and the Disclosure Letter. The information set out in Schedule 2, Schedule 3 and Schedule 5 of this agreement is true, complete, accurate and not misleading.

         21.2 True, complete and accurate copies. True, complete and accurate copies of all documents are included in the Disclosure Bundle in respect of:

         (a) the matters and information required to be disclosed under Warranty 17 (Pensions); and

         (b) the matters and information required to be disclosed under Warranty 16 (Directors, Workers and Employees).

22.      THE SELLERS

         22.1 Neither the Sellers nor any of their connected persons have, or ever had in the 5 year period preceding the Completion Date or might have after the date of Completion, any claims, demands, obligations, causes of action or liabilities (whether actual or contingent, statutory, contractual or otherwise) against or of the Company in respect of any matter, fact or circumstance occurring prior to Completion.

         22.2 There is no outstanding indebtedness, other liabilities (actual, contingent, statutory, contractual or otherwise) and no contracts, commitments or arrangements between the Company and any of the Sellers or any of their connected persons.

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                                   SCHEDULE 4

                        SELLERS' LIMITATIONS ON LIABILITY

1.       TIME LIMIT FOR CLAIMS

         1.1 Save in the case of any liability based upon fraud and including without limitation fraudulent concealment by either of the Sellers, the Sellers shall not be liable in respect of a claim under the Warranties or the Tax Covenant unless written notice of such claim setting out reasonable details of the relevant claim is served upon the Sellers' Representative:

             (a) in the case of a claim under the Warranties (other than the Warranties relating to Tax) by not later than 5.00 p.m. on 6 December, 2008; and

             (b) in the case of a claim under the Warranties relating to Tax or under the Tax Covenant by not later than 5.00 p.m. on the day one month after the seventh anniversary of Completion,

and in the case of a claim under (a) above the liability of the Sellers shall further determine (if such claim has not previously been satisfied, settled or withdrawn) if legal proceedings in respect of such a claim have not been commenced within six months of the service of such notice against the Sellers.

2.       MONETARY LIMIT ON CLAIMS

         2.1 Save in the case of any liability based upon fraud and including without limitation fraudulent concealment by either of the Sellers, the Sellers shall not be liable in respect of a claim under the Warranties or the Tax Covenant unless and until the amount of all such claims against the Sellers under the Warranties and the Tax Covenant (excluding claims which do not satisfy the requirements of clauses 2.2) exceeds (pound)10,000 in which event the Sellers' liability shall be for the total amount of such claims and shall not be limited to the excess.

         2.2 Save in the case of any liability based upon fraud and including without limitation fraudulent concealment by either of the Sellers, the Sellers shall not be liable in respect of any individual claim under the Warranties or the Tax Covenant unless the amount of such claim exceeds (pound)5,000.

         2.3 Save in the case of fraud or fraudulent concealment by either of the Sellers the aggregate liability of the Sellers in respect of all claims under the Warranties and the indemnity in clause 9.1 shall not in any circumstances exceed a sum equal to 25% of the amount actually received by the Sellers, in aggregate, pursuant to the terms of this agreement less any sum paid by the Sellers to the Buyer pursuant to paragraph 2.5 of this Schedule 4.

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

         2.4 Save in the case of fraud or fraudulent concealment by either of the Sellers the aggregate liability of the Sellers in respect of all claims under the Tax Covenant shall not in any circumstances exceed a sum equal to 100% of the amount actually received by the Sellers, in aggregate, pursuant to the terms of this agreement less any sum paid by the Sellers to the Buyer in respect of a claim under the Warranties or the indemnity in clause 9.1 and pursuant to paragraph 2.5 of this Schedule 4. For the avoidance of doubt, the aggregate liability of the Sellers in respect of all claims under this agreement shall not in any circumstances exceed a sum equal to 100% of the amount actually received by the Sellers, in aggregate.

         2.5 For the purpose of this paragraph 2, the liability of the Sellers in respect of a claim shall mean the amount in respect of a claim for which the Sellers admit liability in writing or are found to be liable by a court of competent jurisdiction or which is settled without admission of liability.

3.       DISCLOSURE


         The Sellers, shall not be liable in respect of a claim under the Warranties to the extent that the same or circumstances giving rise thereto are fairly disclosed in the Disclosure Letter. No letter, document or other communication shall be deemed to be disclosed except and to the extent that the same is referred to in, and/or a copy is attached to, the Disclosure Letter.

4.       NO LIABILITY FOR CERTAIN EVENTS

         4.1 The Sellers shall not be liable in respect of a claim under the Warranties (other than the Tax Warranties) to the extent that:

             (a) the claim or the events giving rise to the claim would not have arisen but for an act, omission or transaction carried out at the request of or with the informed consent of the Buyer prior to, on, or after Completion;

             (b) the claim occurs as a result of any change in law or regulation or in its interpretation or administration by the English courts, or by any other fiscal, monetary or regulatory authority (whether or not having the force of law) after Completion;

             (c) the claim relates to a Covered Loss;

             (d) the claim relates to a liability which is contingent or not capable of being quantified unless and until the liability ceases to be contingent or becomes capable of being quantified, as the case may be; or

             (e) the claim has been or is made good or is otherwise compensated for without cost to, and to the reasonable satisfaction of, the Buyer within a period of 30 days from the date on which the Buyer notified the Sellers' Representative of such claim.

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

         4.2 The provisions of paragraph 3.2 of Schedule 6 shall apply in respect of a claim under the Tax Warranties.

5.       MITIGATION

         The Buyer will take or procure the taking of all such reasonable steps as are required by law in order to mitigate any claim under the Warranties subject to the Buyer being indemnified and secured to its reasonable satisfaction against all reasonable costs and expenses incurred in connection therewith.

6.       DOUBLE CLAIMS

         For the avoidance of doubt the Buyer shall not be entitled to recover a refund pursuant to clause 2.6, or damages in respect of any claim for breach of the Warranties and/or make a claim under the Tax Covenant or under the indemnities in clause 9.1 where to do so would involve recovery more than once in respect of the same loss or damage and any amount payable under clause 2.6 and/or the Tax Covenant or under the indemnities in clause 9.1 to the Buyer and/or the Company shall be reduced to the extent of the amount already paid under the Warranties for the same loss and vice versa.

7.       THIRD PARTY CLAIMS

         7.1 If the Buyer becomes aware of a matter which may give rise to a claim or of any claim, action or demand against it or matter likely to give rise to any of these which may result in a claim (other than a claim relating to Taxation to which the provisions of paragraph 11 of Schedule 6 apply) (a "THIRD PARTY CLAIM"), the Buyer shall:

         (a) as soon as reasonably practicable thereafter give notice thereof in writing to the Sellers, stating in reasonable detail the nature of the matter on a without prejudice basis and, if practicable, the amount claimed;

         (b) make available to the Sellers such access to the personnel of the Company and the Buyer and to any relevant records and information as the Sellers reasonably request in connection with such claim or Third Party Claim; and

         (c) use all reasonable endeavours to procure that the auditors (both past and then current) of the Company make available their audit working papers in respect of audits of the Company's accounts for any relevant accounting period in connection with such claim or Third Party Claim .

         7.2 If the Buyer becomes aware of a Third Party Claim of which notice has been or may be given by the Buyer under paragraph 7.1(a), the Buyer shall, subject to being fully indemnified by the Sellers against all reasonable costs and liabilities properly incurred in doing so take or procure such action to be taken as the Sellers shall reasonably request to avoid, dispute, resist, appeal, compromise or defend such Third Party Claim or any adjudication in respect of a Third Party Claim provided always that the Buyer shall not be obliged to take

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any steps that may in the reasonable opinion of the Buyer damage the commercial interests of the Company.

         7.3 Nothing in this paragraph 7 shall restrict or limit the Buyer's general obligation at law to mitigate a loss which it may incur as a result of a matter giving rise to a claim and in particular the Buyer and the Company shall only incur third party costs in connection with a claim which are reasonably necessary in order for a claim to be made against the Sellers.

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                                   SCHEDULE 5

                                  THE PROPERTY

                             The Coach House
Property                     The Grove
                             Pipers Lane
                             Harpenden
                             Hertfordshire
                             AL5 1AH

Tenure                       Leasehold

Title                        Title Number HD 436697

Tenant                       Akos Limited

Landlord                     Winston Paul John Evans & Susan Morag Evans

Use For purposes within Class B1 of the Town and Country Planning (Use Classes) Order 1987

Lease Details                Lease has a term of 12 years commencing on 6
                             September 2004 and expiring on 5 September 2016 at the yearly rent of(pound)60,000.00 from the commencement of the lease term, such rent being subject to review in the manner set out in the Lease.

Description                  Business premises

Mortgage or Charges          No mortgage or charges

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                                   SCHEDULE 6

                                  TAX COVENANT

1.       DEFINITIONS

         1.1 In this Schedule, unless the context requires otherwise, the following words and expressions have the following meanings and in the event of conflict the definitions in this Schedule shall prevail over the definitions in clause 1 or elsewhere in this agreement:-

                  "Accounts Relief" means any Relief which appears as an asset in the Completion Accounts or has been taken into account in reducing or eliminating any provision for Tax which appears in the Completion Accounts (or which, but for the presumed availability of such Relief, would have appeared in the Completion Accounts and any prepayment of tax which is treated as an asset in the Completion Accounts;

                  "Buyer's Group" means the Buyer, its subsidiaries and subsidiary undertakings, any holding company of the Buyer and all other subsidiaries of any such holding company from time to time;

                  "Buyer's Relief" means any Relief which arises as a consequence of, or by reference to, an Event occurring or deemed to occur after the Accounts Date;

                  "Covenantors" means the Sellers;

                  "Covenantors' Relief" means any Relief which is not a Buyer's Relief or an Accounts Relief;

                  "Event" means any event, act, omission or transaction (whether or not the Company is a party to such act, omission or transaction) and for the avoidance of doubt includes (without limitation) any change in the residence of any person and the death, winding up or dissolution of any person and any reference to an Event occurring on or before a particular date shall include a reference to any Event which for tax purposes is deemed to have, or is treated or regarded as having, occurred on or before that date;

                  "Relief" means any relief, loss, allowance, exemption, set-off, deduction in computing profits, deduction or credit in respect of any Taxation or relevant to the computation of any income, profits or gains for the purposes of any Taxation, and any right to a repayment of Taxation;

                  "Taxation" or "Tax" means any and all forms of taxes, levies, imposts, contributions, duties and charges in the nature of taxation and all withholdings or deductions in respect thereof of whatever nature whenever imposed whether of the United Kingdom or elsewhere


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         (including, for the avoidance of doubt, National Insurance contribution liabilities in the United Kingdom and corresponding obligations elsewhere) and whether directly or primarily chargeable against, recoverable from or attributable to the Company or any other person including all fines, penalties, charges and interest relating to the same;

                  "Tax" or "Taxation Authority" means HM Revenue & Customs and any other governmental, state or federal body whether of the United Kingdom or elsewhere competent to impose, assess or collect any Taxation;

                  "Taxation Claim" means the issue of any notice, demand, assessment, letter or other document by or on behalf of any Taxation Authority, or the imposition (or any document referring to the possible imposition) of any withholding of or on account of Taxation, or the delivery of a return, from which it appears that a Taxation Liability will be imposed on the Company;

                  "Taxation Liability" shall include:-

         (a) any liability of the Company to make or suffer an actual payment (including an instalment payment) of Taxation, in which case the amount of the Taxation Liability shall be the amount of the liability;

         (b) the denial or loss of any Accounts Relief, in which case the amount of the Taxation Liability shall be equal to the amount of the Taxation which (on the basis of the rates prevailing on the date of this agreement) would have been saved but for such denial, loss or, where the relevant Relief is a right to a repayment of Taxation, the amount of the repayment; and

         (c) the setting-off against Taxation, income, profits or gains of any Accounts Relief or any Buyer's Relief where, but for such setting-off, the Company would have been subject to a Taxation Liability in respect of which the Buyer would have been entitled to make a claim against the Covenantors under this Schedule in which case the amount of the Taxation Liability shall be the amount of the claim the Buyer would have been entitled to make but for such setting-off or, where the relevant Relief is a right to a repayment of Taxation, the amount of the repayment.

         1.2 References to income, profits or gains earned, accrued or received include income, profits or gains deemed to have been or treated or regarded as earned, accrued or received for tax purposes.

         1.3 References to the loss or denial of a Relief or a right to any repayment of Taxation, including the loss, nullification, cancellation, non-availability, non-existence or reduction in amount of a Relief.

         1.4 Any reference in this Schedule to a paragraph is to a paragraph of this Schedule.

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2.       COVENANT

         2.1 The Covenantors jointly and severally covenant to pay to the Buyer so far as possible by way of an adjustment to the Purchase Price a sum equal to:-

         (a) any Taxation Liability of the Company arising in respect of, by reference to or in consequence of any Event occurring on or before Completion or in respect of or by reference to any income or profits earned, accrued or received on or before Completion or any gains earned or received on or before Completion;

         (b) any Taxation Liability of the Company (not falling within paragraph 2.1(a)) which is also a Taxation Liability of another person and which is payable by the Company by reason of (i) the other person failing to discharge such Taxation Liability and (ii) the Company being at any time before Completion connected with or related to such other person for Taxation purposes;

         (c) any Taxation Liability being a liability for inheritance tax (not falling within paragraph 2.1(a) or (b)) which:-

             (i) is a liability the Company and arises as a result of a transfer of value occurring or being deemed to occur on or before Completion (whether or not in conjunction with the death of any person whenever occurring);

             (ii) arose on or before Completion and gives rise to a charge on any of the shares in or assets of the Company; or

             (iii) arises after Completion and gives rise to a charge on any of the shares in or assets of the Company as a result of the death of any person within seven years after a transfer of value which occurred before Completion;

         (d) all reasonable costs and expenses incurred by or charged against the Buyer or the Company in connection with any Taxation Liability referred to in paragraphs 2.1(a), 2.1(b) or 2.1(c) or in connection with the successful enforcement of rights under this Schedule.

         2.2 In determining for the purposes of this Schedule whether a charge on the shares in or assets of the Company arises at any time or whether there is a liability for inheritance tax, the fact that any Taxation may be paid in instalments shall be disregarded and such Taxation shall be treated for the purposes of this Schedule as becoming due or to have become due and a charge as arising or having arisen on the date of the transfer of value or other date or event on or in respect of which it becomes payable or arises.

         2.3 The provisions of section 213 Inheritance Tax Act 1984 (refund by instalments) shall be deemed not to apply to any liability to inheritance tax falling within this paragraph 2.

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

3.       LIMITATIONS

         3.1 The relevant provisions of paragraph 1 (Time limits for claims) and paragraph 2 (Monetary Limit on Claims) of Schedule 4 of this agreement shall have effect as if set out here in full.

         3.2 The covenant in paragraph 2 shall not apply to any Taxation Liability to the extent that:-

         (a) specific provision or reserve or allowance in respect of such Taxation Liability is made in the Completion Accounts or to the extent that payment or discharge of any such Tax Liability has been taken into account in the Completion Accounts or such Tax Liability has been discharged on or prior to Completion;

         (b) the Taxation Liability would not have arisen but for an act, omission or transaction on the part of or carried out by the Buyer or the Company or the Subsidiary after Completion otherwise than in the ordinary course of business of the Company as carried on at Completion other than any act, omission or transaction carried out or effected:

             (i) under a legally binding commitment created on or before Completion; or

             (ii) at the written request of the Covenantors;

         (c) the Taxation Liability arises, or is increased, as a result of any increase in rates of Taxation (including in particular but without limitation a change in marginal rate as a result of the Company joining the Buyer's Group) or any change in the law, regulation, directive or requirement, or published practice of a Taxation Authority, occurring after the date of this agreement in each case, whether or not with retrospective effect; or

         (d) the Taxation Liability arises from any change in the accounting or Taxation policy or practice of or affecting a member of the Buyer's Group including the method of submission of Taxation returns or any change in the date to which any accounts are prepared, introduced or having effect on or after Completion; or

         (e) the matter or thing that is the subject of the liability would not have arisen or would have been reduced or eliminated but for a failure on the part of the Company to make any claim, election, surrender or disclaimer after Completion the making giving or doing of which is notified in writing to the Buyer in due time to allow the Company to make such claim, election, surrender or disclaimer; or

         (f) the matter or thing that is the subject of the liability arises or is increased as a consequence of the voluntary withdrawal or postponement by the Company or the Subsidiary after Completion of any valid claim for Relief made on or before Completion; or

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

         (g) the matter or thing that is the subject of the liability would not have arisen but for a cessation of, or change in the nature or conduct of, any trade carried on by the Company or the Subsidiary being a cessation or change occurring on or after Completion; or

         (h) the matter or thing that is the subject of the liability would not have arisen but for any failure or delay by the Buyer or the Company or the Subsidiary in paying over to any Taxation Authority any payment made by the Covenantors (or any of them) to the Buyer in respect of a liability except where the Covenantors have failed to make the payment to the Buyer in accordance with paragraph 6; or

         (i) the matter or thing that is the subject of the liability arises as a direct consequence of a breach by the Buyer of any of its obligations under this agreement; or

         (j) if the Taxation Liability is referable to any gains which shall have accrued on the assets of the Company or the Subsidiary where the Taxation Liability arises by reason of an Event occurring after the Accounts Date;

         (k) the Taxation Liability arises as a direct result of any assignment or transfer by the Buyer of its rights under this agreement pursuant to Clause 11.2; or

         (l) any Covenantors' Relief is utilised by the Company to mitigate that Tax Liability.

4.       GROSSING UP

         4.1 All sums payable by the Covenantors under this agreement shall be paid to the Buyer free and clear of all deductions or withholdings whatsoever, save only as may be required by law. If any deductions or withholdings are required by law to be made from any of the sums payable under this agreement (other than any payment due pursuant to paragraph 6.3), the Covenantors shall be obliged to pay to the Buyer such sum as will, after the deduction or withholding has been made, leave the Buyer with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

         4.2 If the Buyer incurs a Taxation Liability which results from, or is calculated by reference to, any sum paid under this agreement, the amount so payable shall be increased by such amount as will ensure that, after payment of the Taxation Liability, the Buyer is left with a net sum equal to the sum it would have received had no such Taxation Liability arisen.

5.       CONDUCT OF TAXATION CLAIMS

         5.1 If the Buyer or the Company become aware of a Taxation Claim relevant for the purposes of this Schedule, the Buyer shall (as soon as reasonably practicable but in any event 5 Business Days of the Buyer or the Company becoming so aware provided that a failure by the Buyer to comply with


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

this deadline shall not prevent the Buyer from making a claim under this Schedule) give the Covenantors written notice of that Taxation Claim setting out, so far as is reasonably practicable, full details of the Taxation Claim and shall, subject to paragraphs 5.2 and 5.3, take, or cause the Company to take, such action as the Covenantors may reasonably request to avoid, resist, appeal or compromise the Taxation Claim.

         5.2 The Buyer shall not be required to take, and shall not be required to cause the Company to take, any action pursuant to paragraph 5.1 (including, without limitation, the adoption of any particular accounting practice, procedure or methodology):-

         (a) if the Buyer or the Company reasonably considers such action could be unlawful or will materially adversely affect the Company's future liability to Taxation; or

         (b) unless the Covenantors indemnify and secure the Buyer and the Company concerned to the Buyer's satisfaction against any liability, costs, damages or expenses which may be incurred; or

         (c) where such action involves an appeal against a determination by the General or Special Commissioners or the VAT and Duties Tribunal, unless the Covenantors (at the Covenantors' cost) have obtained the opinion of leading Tax counsel that on the balance of probabilities the appeal is likely to succeed; or

         (d) if the Covenantors (or the Company before Completion) are or have been involved in a case involving fraud or wilful default in respect of the Taxation liability which is the subject matter of the Taxation claim.

         5.3 If the Covenantors do not request the Buyer to take any appropriate action within 20 days of notice to the Covenantors or if no action is required to be taken by virtue of any of the provisions of paragraph 5.2, the Company shall be at liberty without reference to the Covenantors to admit, compromise, settle, discharge or otherwise deal with such Taxation Claim.

6.       PAYMENT

         6.1 Where a claim under this Schedule relates to a liability of the Company to make or suffer an actual payment of Taxation (or amount in respect of Taxation), the Covenantors shall pay the Buyer any amount which is required to be paid by them (including any amount payable pursuant to paragraph 2.1(d)) within five Business Days following the date on which the Buyer notifies the Covenantors of their liability to make such payment or, if later, five Business Days before the last date on which the Taxation in question would have to be paid to the appropriate Taxation Authority in order to avoid incurring a liability to interest or a charge or penalty in respect of that Taxation Liability.

         6.2 In any case not falling within paragraph 6.1, the Covenantors shall pay the amount which they are required to pay under this Schedule (including any


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

amount payable pursuant to paragraph 2.1(d)) within five Business Days of the date on which they receive notice from the Buyer of the amount due to be paid or, if later:-

         (a) in any case which falls within paragraph 1.10(b) (loss or denial of Accounts Relief), not later than the fifth Business Day before the day on which the Company is due to pay any Taxation which, but for such loss or denial, it would not have been liable to pay; or

         (b) in a case which falls within paragraph 1.10(c) (set-off of Accounts Relief or Buyer's Relief), not later than the day on which the Company or the Subsidiary concerned would, but for such setting-off, have been liable to pay the actual Taxation Liability.

         6.3 Sums not paid by the Covenantors by the dates specified in paragraphs 6.1 or 6.2 shall bear interest (which shall accrue from day to day after, as well as before, judgment) at 2 per cent. above the base rate of Barclays Bank PLC from the date following the specified date up to and including (in either case) the date of actual payment of such sums (or the next Business Day if such date of actual payment is not a Business Day).

7.       BUYER COVENANTS

         7.1 The Buyer covenants to pay to the Covenantors an amount equal to:-

         (a) any liability to taxation of the Covenantors or any person connected with the Covenantors which is also a liability of the Company and which is payable by the Covenantors or such connected person by virtue of (i) the Company failing to discharge such Taxation liability and (ii) the Covenantors or such connected person being at any time before Completion a member of the same group as such other person or otherwise connected with or related to such other person for Taxation purposes.

         7.2 The covenants contained in paragraph 7.1 shall:-

         (a) extend to any reasonable costs incurred by the Covenantors in connection with such Taxation or in connection with the enforcement of a claim under paragraph 7.1; but

         (b) not apply to Taxation to the extent that the Buyer could claim payment or has received payment in respect of it under this Schedule.

         7.3 The Buyer shall pay any amount which is required to be paid by it pursuant to paragraph 7.1 on or before the fifth Business Day before the date on which the Taxation in question has to be paid to the appropriate Taxation Authority in order to avoid incurring a liability to interest or a charge or penalty in respect of that Taxation or, if later, not more than five Business Days following the date on which the Covenantors notify the Buyer of its liability to make such payment.

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         7.4 Paragraphs 4 (grossing up) and 6.3 (interest) shall apply mutatis mutandis to any amount payable by the Buyer to the Covenantors pursuant to paragraph 7.1.

         7.5 The Buyer shall cease to have any liability under this paragraph 7 on the seventh anniversary of Completion except in respect of a claim of which the Covenantors give notice to the Buyer before such date.

8.       TAX AFFAIRS

         8.1 Subject to and in accordance with the provisions of this paragraph 8, the Covenantors or their duly authorized agents, shall be responsible for preparing, submitting to and agreeing with the relevant Taxation Authority all Tax returns of the Company for all accounting periods ending on or before Completion ("Pre-Completion Tax Returns").

         8.2 The Covenantors shall procure that:-

         (a) the Buyer is kept informed of the progress of all matters relating to the Pre-Completion Tax returns;

         (b) the Buyer is afforded a reasonable opportunity to comment on all returns, amended returns, claims, notices, settlement proposals or other documents relating to Taxation ("Tax Document") before their submission to the relevant Taxation Authority and that its reasonable comments are taken into account (provided that, if the Buyer fails to comment within fifteen Business Days of receipt, the Covenantors or their duly authorized agents shall be entitled to submit the relevant tax document or correspondence to the relevant Taxation Authority without further reference to the Buyer);

         (c) no claim, election, disclaimer, notice or consent of any kind is made by or on behalf of the Company without the written consent of the Buyer (such consent not to be unreasonably withheld or delayed);

         (d) all Tax returns of the Company are prepared in a manner consistent with previous periods unless the written consent of the Buyer is obtained;

         (e) no Tax Document is submitted to any Taxation Authority which is not true and accurate in all material respects.

         8.3 The Buyer shall be under no obligation to procure the authorisation or signing of any Tax Document delivered which it considers in its reasonable opinion to be false, misleading, incomplete or inaccurate in any respect, but, for the avoidance of doubt, shall be under no obligation to make any enquiries as to their completeness or accuracy and shall be entitled to rely entirely on the Covenantors and their agents.

         8.4 For the avoidance of doubt the Buyer or their authorised agent shall be responsible for preparing, submitting to and agreeing with the relevant


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Taxation Authority all Tax returns for the Company relating to the accounting period of the Company in which Completion falls provided that the Buyer or the Company shall consider all reasonable comments made by the Covenantors' duly authorised representative or their duly authorised agent in relation to such computations and returns.

9.       CREDIT FOR TAX SAVINGS

         9.1 If, at the Covenantors' request and expense the Auditors determine that the Company has obtained a "Tax Saving" (which for the purposes of this paragraph 9 shall mean where the Sellers have made a payment under this Schedule or the Tax Warranties in respect of a Tax Liability which has resulted in an actual reduction of any other liability to Tax of the Company) the Company shall as soon as reasonably practicable repay to the Covenantors the lesser of:-

         (a) the amount of the Tax Saving (as determined by the Auditors); and

         (b) the amount paid by the Sellers in respect of the Tax Liability which gave rise to the Tax Saving.

         9.2 If and to the extent there is an excess of Tax Saving after an amount has been paid to the Covenantors pursuant to paragraph 9.1, the excess shall be carried forward and set against any future payment or payments which become due from the Covenantors under this Schedule.

         9.3 If the Buyer becomes aware that there is or may be a Tax Saving it shall (or shall procure that the Company shall) as soon as reasonably practicable inform the Sellers of that fact and the amount of the Tax Saving.

         9.4 In determining whether the Company has obtained a Tax Saving, the Auditors will act as experts and not as arbitrators and their determination will (in the absence of manifest error) be conclusive and binding on the parties.

10.      OVER-PROVISIONS

         10.1 The Covenantors may require the Buyer to obtain, at the Covenantors' expense, a certificate from the Auditors as to whether:

         (a) the amount by which any provision for Tax contained in the Completion Accounts is an over-provision and if so, then the over-provision shall be dealt with in accordance with paragraph 10.3 below;

         (b) the amount of any repayment of Tax to the Company by any Taxation Authority in the Accounts or the Completion Accounts is understated (or if no amount is stated, the amount of any repayment of Tax to the Company) and if so, then the amount of such repayment understated shall be dealt with in accordance with paragraph 10.3 below.

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         10.2 Where it is provided under paragraph 10.1 above that any amount
(the "Relevant Amount") is to be dealt with in accordance with this paragraph 10.3: (a) the Relevant Amount shall first be set off against any payment then due from the Sellers under this Schedule and/or the Tax Warranties;

         (b) to the extent there is an excess of the Relevant Amount after any amounts have been set off under paragraph 10.3(a) above, a refund shall be made to the Covenantors of any previous payment or payments by the Sellers under this Schedule and/or the Tax Warranties and not previously refunded under this paragraph 10.3(b) up to the amount of such excess; and

         (c) to the extent referred to in paragraph 10.3(b) above is not exhausted under that clause, the remainder of that excess shall be carried forward and set off against any future payment or payment which becomes due from the Covenantors under this Schedule or the Tax Warranties.

11.      RECOVERY FROM OTHER PERSONS

         11.1 If any payment is made by the Covenantors in discharge of any liability under this Schedule or in discharge of any liability for a breach of any Tax Warranty and the Company unconditionally recovers and retains from some other person not being the Buyer, the Company, or any member of the Buyer's Group (but including any Tax Authority), a payment (the "Recovery Payment") which would not have arisen but for the Tax Liability the lesser of the following amounts so recovered shall be applied in accordance with paragraph
10.3 above:

         (a) any Recovery Payment less any reasonable costs, expenses and Tax suffered in respect of that amount and/or the recovery of it (save to the extent that such costs or other liabilities have been recompensed by the Covenantors); and

         (b) the amount paid by the Covenantors (net of any Tax suffered thereon) in respect of the liability in question.

         11.2 If the Buyer or the Company becomes aware that the Company is or may be entitled to receive or recover any Recovery Payment, the Buyer will as soon as reasonably practicable give notice of that fact to the Covenantors and provided that the Covenantors indemnify and secure the Company and the Buyer at the time in question to the reasonable satisfaction of the Buyer against all losses, costs and expenses which may be properly incurred thereby, the Buyer will procure that the Company takes such action as the Covenantors may reasonably request to obtain such Recovery Payment.

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Signed by                    )
VICTOR KALAFA, Director      )
for and on behalf of         )
CROSS COUNTRY HEALTHCARE     )
UK HOLDCO LIMITED            )

Signed by                    )
WINSTON PAUL JOHN EVANS      )

Signed by                    )
SUSAN MORAG EVANS            )

Signed by                    )
VICTOR KALAFA, Vice President)
 of Corporate Development and)
 Strategy                    )
for and on behalf of         )
CROSS COUNTRY HEALTHCARE INC )

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